                             OFFICE LEASE AGREEMENT

                                     BETWEEN

               KOLL CENTER IRVINE NUMBER TWO, L.L.C. ("LANDLORD")

                                       AND

                   NEW CENTURY MORTGAGE CORPORATION ("TENANT")

                          DATE OF LEASE: APRIL 23, 2002

                           BUILDING: 18400 Von Karman

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
1.  Definitions ...........................................................    1

2.  Lease Grant ...........................................................    3

3.  Existing Tenancy ......................................................    3

4.  Use ...................................................................    4

5.  Base Rent .............................................................    4

6.  Security Deposit ......................................................    5

7.  Services to be Furnished by Landlord ..................................    5

8.  Leasehold Improvements/Tenant's Property ..............................    7

9.  Signage ...............................................................    8

10. Repairs and Alterations by Tenant .....................................    8

11. Use of Electrical Services by Tenant ..................................   10

12. Entry by Landlord .....................................................   10

13. Assignment and Subletting .............................................   10

14. Mechanic's Liens ......................................................   12

15. Insurance .............................................................   12

16. Indemnity .............................................................   14

17. Damages from Certain Causes ...........................................   15

18. Casualty Damage .......................................................   15

19. Condemnation ..........................................................   15

20. Hazardous Substances ..................................................   16

21. Americans with Disabilities Act .......................................   17

22. Events of Default .....................................................   17

23. Remedies ..............................................................   17

24. No Waiver .............................................................   20

25. Peaceful Enjoyment ....................................................   20

26. Landlord Default; Tenant's Remedies ...................................   20

27. Holding Over ..........................................................   20

28. Subordination to Mortgage/Estoppel Certificate ........................   20

29. Notice ................................................................   21

30. Arbitration ...........................................................   21

31. Surrender of Premises .................................................   22

32. Rights Reserved to Landlord ...........................................   22

33. Event of Bankruptcy ...................................................   23

34. Miscellaneous .........................................................   24

35. Entire Agreement ......................................................   25

36. Limitation Of Liability ...............................................   26

37. Intentionally Omitted .................................................   26

38. Intentionally Omitted .................................................   26

39. Common Areas ..........................................................   26

40. Intentionally Omitted .................................................   26

41. Parking ...............................................................   26

42. Recorded Documents ....................................................   26

43. Food Service ..........................................................   26

44. Approvals .............................................................   26

45. Communications and Computer Lines .....................................   26

EXHIBIT A-OUTLINE AND LOCATION OF PREMISES
EXHIBIT A-2-(SITE PLAN)
EXHIBIT B-RULES AND REGULATIONS
EXHIBIT C-PAYMENT OF BASIC COSTS
EXHIBIT D-WORK LETTER
EXHIBIT E-ADDITIONAL PROVISIONS
EXHIBIT F-COMMENCEMENT LETTER
EXHIBIT G-PARKING
EXHIBIT H-FORM SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
EXHIBIT I-JANITORIAL AND CLEANING SPECIFICATIONS
EXHIBIT J-Go2 ASSIGNMENT

                                      (i)

                                                                    Exhibit 10.3

                             OFFICE LEASE AGREEMENT

This Office Lease Agreement (the "Lease") is made and entered into as of the 23rd day of April, 2002, between KOLL CENTER IRVINE NUMBER TWO, L.L.C., a Delaware limited liability company ("Landlord"), and NEW CENTURY MORTGAGE CORPORATION, a Delaware corporation ("Tenant").

                              W I T N E S S E T H:
                              - - - - - - - - - -

1. Definitions. The following are definitions of some of the defined terms used in this Lease. The definition of other defined terms are found throughout this Lease.

     A. "Building" shall mean the office building at 18400 Von Karman Avenue, City of Irvine, County of Orange, State of California, currently known as Irvine Center Towers.

     B. "Base Rent": Base Rent will be paid according to the following schedule, subject to the provisions of Section 5. hereof. For the purposes of this
     Section 1.B., "Lease Year" shall mean the twelve (12) month period commencing on the Commencement Date, and on each anniversary of the Commencement Date.

     ------------------------------------------------------------------------
                                              MONTHLY
                         ANNUAL            INSTALLMENTS            MONTHLY
      MONTHS            BASE RENT          OF BASE RENT         BASE RENT/RSF
     ------------------------------------------------------------------------
        1                    $0.00               $0.00              $0.00
     ------------------------------------------------------------------------
     * 2 - 13          $961,464.00          $80,122.00              $2.00
     ------------------------------------------------------------------------
     14 - 25         $1,009,537.20          $84,128.10              $2.10
     ------------------------------------------------------------------------
     26 - 37         $1,057,610.40          $88,134.20              $2.20
     ------------------------------------------------------------------------
     38 - 49         $1,105,683.60          $92,140.30              $2.30
     ------------------------------------------------------------------------
     50 - 61         $1,153,756.80          $96,146.40              $2.40
     ------------------------------------------------------------------------
     62 - 73         $1,201,830.00         $100,152.50              $2.50
     ------------------------------------------------------------------------

     * Notwithstanding the foregoing rental schedule, the security deposit under the Existing Lease (as defined below in Section 3 in the amount of Eighty Two Thousand Two Hundred Sixty Six and 18/100ths Dollars ($82,266.18) shall be applied against the Base Rent due hereunder during months 2 and 3 such that Base Rent shall abate to $0.00 during month 2 and to $77,977.82 during month 3.

     C. "Additional Rent" shall mean Tenant's Pro Rata Share of Basic Costs (hereinafter defined) and any other sums (exclusive of Base Rent) that are required to be paid to Landlord by Tenant hereunder, which sums are deemed to be Additional Rent under this Lease. Additional Rent and Base Rent are sometimes collectively referred to herein as "Rent."

     D. "Basic Costs" shall mean all direct and indirect costs and expenses incurred in connection with the Building as more fully defined in Exhibit C attached hereto.

     E. Intentionally Omitted.

     F. "Commencement Date", "Lease Term" and "Termination Date" shall have the meanings set forth in subsection I.F.(1) below:

        (1) The "Lease Term" or "Term" or "term of this Lease" shall mean a period of 73 months commencing on July 1, 2002 (the "Commencement Date") and, unless sooner terminated as provided herein, ending on July 31, 2008 (the "Termination Date")

     G. "Premises" shall mean the office space comprised of the tenth (10th) and eleventh (11th) floors of the Building known as Suites 1000 and 1100 and outlined on Exhibit A to this Lease.

     H. "Rentable Area in the Premises" shall mean the area contained within the demising walls of the Premises and any other area designated for the exclusive use of Tenant plus an allocation of the Tenant's pro rata share of the square footage of the "Common Areas" and the "Service Areas" (as defined below). For purposes of the Lease it is agreed and stipulated by both Landlord and Tenant that (i) the Rentable Area in the Premises is 40,061 square feet (20,243 rentable square feet in Suite 1000 and 19,818 rentable square feet in Suite 1100), and (ii) the aggregate usable area of the Premises is 36,914 square feet (18,639.31 square feet in Suite 1000 and 18,274.81 square feet in Suite 1100) as measured in accordance with the Standard Method for Measuring Floor Area in Office Buildings, ANSI/BOMA Z65.I - 1996 (the "BOMA Standard"). The Rentable Area in the Premises and the usable square footage of the Premises shall not be modified unless Landlord and Tenant both agree to either increase or decrease the square footage of the Premises.

     I. The "Rentable Area in the Building" is 220,502 square feet. Landlord represents and warrants to Tenant that (i) the Rentable Area in the Building and the other improvements at the Property were measured in accordance with the BOMA Standard and (ii) effective as of February 1, 2002, the 220,502 square foot Rentable Area in the Building shall be the same Building square footage applicable to all new tenants of the Building. The Rentable Area in the Building shall not be modified for purposes of this Lease unless Landlord increases or decreases the actual square footage of the Building and such increase or decrease does not increase Tenant's obligations or reduce Tenant's rights under this Lease (above or below what they would have been in the absence of such increase or decrease).

     J. "Tenant's Pro Rata Share" shall mean 18.168% which is the quotient (expressed as a percentage), derived by dividing the Rentable Area in the Premises by the Rentable Area in the Building.

     K. "Permitted Use" shall mean general office use and other lawful uses consistent with other first-class office buildings in the John Wayne Airport Area of Orange County, California, i.e., Costa Mesa/Irvine/Newport Beach (excluding Newport Center) (the "JWAA"), and retail and sales/services uses incidental to Tenant's business operations which do not violate the certificate of occupancy for the Building or impose a substantial burden upon the visitor parking areas of the Property, and no other use or purpose.

     L. "Base Year" shall mean calendar year 2003.

     M. Omitted.

     N. "Broker" shall mean Transwestern Commercial Services representing Landlord and Cushman & Wakefield, Inc. representing Tenant.

     O. "Building Manager" shall mean Transwestern Commercial Services or such other company as Landlord shall designate from time to time.

     P. "Building Standard", shall mean the type, brand, quality and/or quantity of materials Landlord reasonably designates from time-to-time to be the minimum quality and/or quantity to be used in the Building, provided, however, that (i) no change in the then existing Building Standard shall require Tenant to alter the Premises or its use of the Premises in any respect, (ii) Landlord shall notify Tenant at least three (3) months in advance of any proposed change in Building Standard which is to be applicable to the Premises, (iii) Landlord shall not discriminate against Tenant in application of any Building Standard, and (iv) no change in Building Standard shall apply to any casualty damage or to any construction work initiated by Tenant prior to the change or to the restoration of any work performed by Tenant prior to the change so long as such work conforms to or exceeds the Building Standard in effect at the time the work was commenced.

     Q. "Business Day(s)" shall mean Mondays through Fridays exclusive of the normal business holidays of New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day ("Holidays"). Landlord, from time to time during the Lease Term, shall have the right to designate not more than one additional Holiday, provided such additional Holiday is commonly observed by the majority of other comparable office buildings in the JWAA.

     R. "Common Areas" shall mean those areas located within the Building or on the Property used for corridors, elevator foyers, mail rooms, restrooms (including those located within the Premises, which shall not, however, be available for the common use of other tenants or the public), mechanical rooms, elevator mechanical rooms, property management office, janitorial closets, electrical and telephone closets, vending areas, and lobby areas (whether at ground level or otherwise), entrances, exits, sidewalks, skywalks, tunnels, driveways, parking areas and parking garages and landscaped areas and other similar facilities provided for the common use or benefit of tenants generally and/or the public.

     S. "Default Rate" shall mean the lower of (i) the Prime Rate plus four percent (4%) or (ii) the Maximum Rate.

     T. "Maximum Rate" shall mean the highest rate of interest from time-to-time permitted under applicable federal and state law.

     U. "Normal Business Hours" for the Building shall mean 7:00 a.m. to 6:00 p.m. Mondays through Fridays, and 8:00 a.m. to 1:00 p.m. on Saturdays, exclusive of Holidays.

     V. "Prime Rate" shall mean the per annum interest rate announced by and quoted in the Wall Street Journal from time-to-time as the prime or base rate.

     W. "Property" shall mean the Building and the parcel(s) of land on which it is located, other improvements located on such land, the adjacent parcels of land that Landlord currently operates jointly with the Building, and other buildings and improvements located on such adjacent parcels of land, all as depicted on Exhibit A-2 attached hereto.

     X. "Service Areas" shall mean those areas within the Building used for stairs, elevator shafts, flues, vents, stacks, pipe shafts and other vertical penetrations (but shall not include any such areas for the exclusive use of a particular tenant).

     Y. "Notice Addresses" shall mean the following addresses for Tenant and Landlord, respectively:

          Tenant:

          New Century Mortgage Corporation
          18400 Von Karman Avenue, Suite 1100
          Irvine, California  92612
          Attention:  General Counsel

          With a copy to:

          Hewitt & O'Neil L.L.P.
          19900 MacArthur Boulevard
          Suite 1050
          Irvine, California  92612
          Attention:  Leasing Counsel

          or such other names and addresses as Tenant shall, from time to time, designate.

          Landlord:

          Koll Center Irvine Number Two, L.L.C.
          c/o Transwestern Commercial Services
          18500 Von Karman Avenue, Suite 120
          Irvine, California  92612
          Attn:  Property Manager - Irvine Center Towers

          with a copy to:

          Transwestern Investment Company
          150 North Wacker Drive, Suite 800
          Chicago, Illinois  60606
          Attn:  Owner's Representative

          Payments of Rent only shall be made payable to the order of:

          Koll Center Irvine Number Two, L.L.C.

          at the following address:

          c/o Transwestern Commercial Services
          18500 Von Karman Avenue, Suite 120
          Irvine, California  92612

          or such other name and address as Landlord shall, from time to time, designate.

2. Lease Grant. Subject to and upon the terms herein set forth, Landlord leases to Tenant and Tenant leases from Landlord the Premises together with the right, in common with others (except for the restrooms on the 10th and 11th floors to which Tenant shall have exclusive use rights), to use the Common Areas.

3. Existing Tenancy. The parties acknowledge that Tenant's parent corporation, New Century Financial Corporation ("NCF"), currently occupies the Premises and Suites 135, 200 and 900 of the Building pursuant to that certain Office Building Lease dated June 9, 1997 by and between Landlord's predecessor in interest, Koll Center Irvine Number Two, a California limited partnership, and NCF (as subsequently amended, the "Existing Lease"). The term of the Existing Lease is scheduled to expire on June 30, 2002 and shall be deemed terminated as of the Commencement Date hereof; provided, however, that (i) Tenant shall be entitled to use Suites 135 and 200, without the payment of Rent but otherwise on the terms of this Lease, as staging areas during the construction of Tenant Improvements pursuant to the Work Letter Agreement attached as Exhibit D to this Lease (the "Work Letter") for up to thirty (30) days following the termination of the Existing Lease; however, so long as Suite 135 and/or Suite 200 have not been leased to a third party, such thirty (30) day period may be extended for successive thirty (30) day periods until Landlord has entered into a lease for the applicable space, and (ii) neither Tenant nor NCF shall be required to remove any existing improvements or alterations in Suites 135 or 200. Notwithstanding anything to the contrary in the preceding paragraph, as of the date of final mutual execution and delivery of this Lease, Tenant shall cause NCF to surrender and Landlord shall accept NCF's surrender of Suite 900 under the Existing Lease. Thereafter, except as expressly provided in the Go2 Assignment (as defined below), NCF shall be deemed relieved of any liability under the Existing Lease with respect to Suite 900 and that certain Standard Sublease dated March 21, 2001 between NCF, as sublessor, and Go2 Systems, Inc., a Delaware corporation ("Go2"), as sublessee (the "Sublease") covering Suite 900, which Sublease Landlord shall assume as a direct lease between Landlord and Go2 pursuant to an assignment and assumption agreement among Landlord, Go2 and NCF substantially in the form attached hereto as Exhibit J (the "Go2 Assignment"). Concurrently with execution and delivery of the Go2 Assignment by the parties thereto, Tenant shall deliver to Landlord the sum of $46,343.22, which is the amount of Go2's security deposit under the Sublease Subject only to latent defects and Landlord's obligations set forth in this Lease with respect to the condition and repair of the Building, Premises and Property, including, without limitation, Landlord's obligation to maintain the items and matters described in this Lease, and

Landlord's obligations to provide services and utilities set forth in this Lease, Landlord's obligations regarding restoration set forth in this Lease, and matters which are Landlord's responsibility set forth in the Work Letter or elsewhere in this Lease, Tenant hereby accepts the Premises AS-IS and agrees that except for the Allowance and Landlord's Work as defined in the Work Letter, Landlord shall have no obligation to otherwise improve the Premises.

4. Use. The Premises shall be used for the Permitted Use and for no other purpose. Tenant agrees not to use or affirmatively permit the use of the Premises for any purpose which is illegal or which creates a legal nuisance. In addition, if an increase in the cost of insurance coverage with respect to the Building results from Tenant's wrongful acts or use of the Premises for other than general office uses, and if Tenant fails to cease such use within ten (10) Business Days after written notice from Landlord, then Tenant hereby agrees to pay the amount of such increase within twenty (20) Business Days after written demand. Except for matters that are Landlord's obligation or responsibility under this Lease and pursuant to Sections 18 and 19, and except ordinary wear and tear or damage caused by matters beyond the reasonable control of Tenant, Tenant will maintain the Premises in a clean and healthful condition, and comply with all laws, ordinances, orders, rules and regulations of any governmental entity ("Applicable Laws") with reference to the use, condition, configuration or occupancy of the Premises; provided, however, that (i) the foregoing shall apply only to Applicable Laws affecting Tenant's business and its particular manner of use of the Premises for other than general office purposes; (ii) Tenant shall have no obligation to comply with any Applicable Laws to the extent that the particular violation or compliance in question would be remedied or performed, as the case may be, by Landlord's discharge of its obligations under other specific provisions of the Lease; (iii) Tenant shall have the right to contest by appropriate legal proceedings the validity of any law, ordinance, order, rule, regulation or requirement of the nature herein described and to postpone compliance with the same pending such contest; (iv) Landlord shall comply with all Applicable Laws generally applying to the Common Areas, the Property or that relate to the base Building or the Building systems, except to the extent such compliance obligations are triggered by Tenant's alterations to the Premises or are required because of Tenant's use of the Premises for other than normal and customary business office operations; and (v) no violation of law regarding Tenant's employment practices shall be a default under this Lease unless the same shall otherwise constitute a default under this Lease. Tenant, within a reasonable time after the receipt thereof, shall provide Landlord with copies of any notices it receives with respect to a violation or alleged violation of any such laws, ordinances, orders, rules and regulations. Tenant, at its expense, will comply with the rules and regulations of the Building attached hereto as Exhibit B and such other rules and regulations adopted and altered by Landlord from time-to-time and will use commercially reasonable efforts to cause all of its agents, employees, invitees and visitors to do so; provided, however, that (i) all new rules and regulations and changes to any rules and regulations will be reasonable and shall be sent by Landlord to Tenant in writing, (ii) rules and regulations shall not be modified or enforced in a manner which will unreasonably interfere with the normal and customary conduct of Tenant's business, (iii) no rule or regulation or any modification thereto shall increase the Rent to be paid by Tenant or reduce Tenant's rights under this Lease. If any other tenant or occupant fails to comply with the rules and regulations and such non-compliance materially interferes with Tenant's use of the Premises, Landlord shall use commercially reasonable efforts to enforce such rules and regulations as against such tenant or occupant. In the event of any direct conflict between the rules and regulations and the other provisions of this Lease, the latter shall control.

5.   Base Rent.

     A. Tenant covenants and agrees to pay to Landlord during the Lease Term, without any setoff or deduction except as otherwise expressly provided herein, the full amount of all Base Rent and Additional Rent due hereunder and the full amount of all such other sums of money as shall become due under this Lease (including, without limitation, any charges for services, goods or materials furnished by Landlord at Tenant's request and not provided as part of the base Building services), all of which hereinafter may be collectively called "Rent." In addition Tenant shall pay and be liable for, as Additional Rent, one-half of all rent taxes or other similar taxes, if any, levied or imposed by any city, state, county or other governmental body having authority on the rent payable hereunder (Landlord hereby acknowledging that no such rent taxes or similar taxes are currently imposed), such payments to be in addition to all other payments required to be paid to Landlord by Tenant under the terms and conditions of this Lease. In the event of nonpayment of any Rent, Landlord shall be entitled to exercise all such rights and remedies as are herein provided in the case of the nonpayment of Base Rent and Additional Rent. Any such payments shall be paid concurrently with the payments of the Rent on which the tax is based. The Base Rent and Additional Rent for each calendar year or portion thereof during the Lease Term, shall be due and payable in advance in monthly installments of the first day of each calendar month during the Lease Term and any extensions or renewals hereof, and Tenant hereby agrees to pay such Base Rent and Additional Rent to Landlord without demand. If the Lease Term commences on a day other than the first day of a month or terminates on a day other than the last day of a month, then the installments of Base Rent and Additional Rent for such month or months shall be prorated, based on the number of days in such month. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct installment of Rent due under this Lease shall be deemed to be other than a payment on account of the earliest Rent due hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other available remedy. The acceptance by Landlord of an installment of Rent on a date after the due date of such payment shall not be construed to be a waiver of Landlord's right to declare a default for any other late payment. All amounts received by Landlord from Tenant hereunder shall be applied first to the earliest accrued and unpaid Rent then outstanding. Tenant's covenant to pay Rent shall be independent of every other covenant set forth in this Lease.

     B. To the extent allowed by law, all installments of Rent not paid when due, which failure continues for ten (10) days after written notice thereof, shall bear interest at the Default Rate from the date due until paid. In addition, if Tenant fails to pay any installment of Base Rent and Additional Rent or any other item of Rent when due and payable hereunder, and such failure continues for a period of five (5) days after written notice from Landlord of such failure (except that no such notice shall be required the third time in any twelve (12) month period that such failure occurs), a "Late Charge" equal to three percent (3%) of such unpaid amount will be due and payable by Tenant to Landlord upon notice from Landlord; provided, however, that any Late Charge not imposed by Landlord within sixty (60) days after it accrues shall be deemed waived.

     C. The Additional Rent payable hereunder shall be adjusted from time-to-time in accordance with the provisions of Exhibit C attached hereto and incorporated herein for all purposes.

6.   Security Deposit. Intentionally Omitted.

7.   Services to be Furnished by Landlord.

     A. Landlord agrees to operate and maintain the Building in a high quality manner consistent with that observed by owners of comparable first class office buildings in the JWAA and to furnish Tenant the following services on all days (unless otherwise set forth below) during the Lease Term, provided the increased costs of such services over costs for such services during the Base Year shall be paid by Tenant as Additional Rent as and to the extent required pursuant to Exhibit C:

        (1) Hot and cold water for use in the lavatories on the floor(s) on which the Premises is located. If Tenant desires water in the Premises for any approved reason, including a private lavatory or kitchen, cold water shall be supplied, at Tenant's sole cost and expense, from the Building water main through a line and fixtures installed at Tenant's sole cost and expense with the prior reasonable consent of Landlord. If Tenant desires hot water in the Premises, Tenant, at its sole cost and expense and subject to the prior reasonable consent of Landlord, may install a hot water heater in the Premises. Tenant shall be solely responsible for the maintenance and repair of any such water heater.

        (2) Central heat and air conditioning in season during Normal Business Hours, at such temperatures and in such amounts as are reasonably considered to be standard for first class office buildings in the JWAA to maintain a comfortable office environment and in no event less than amounts required by governmental authority; provided, however, Tenant acknowledges that the HVAC service it is receiving under the Existing Lease meets this standard. In the event that Tenant requires central heat, ventilation or air conditioning ("HVAC") service at times other than Normal Business Hours, such additional service shall be furnished by way of the existing automated telephonic system. Landlord shall initially provide after-hours HVAC service to Tenant for the entire Premises at a fixed rate of $37.50 per hour with a one (1) hour minimum. Commencing as of January 1, 2004, and annually thereafter, such $37.50 per hour rate shall be subject to increase or decrease based upon the percentage increase or decrease, if any, in the then price per kilowatt hour over the price per kilowatt hour incurred during the Base Year; provided, however, in no event shall such rate be reduced below $37.50 per hour if the price per kilowatt hour on January 1, 2004 or on January 1 of any subsequent calendar year is less than the price per kilowatt hour incurred during the Base Year. Landlord represents and warrants to Tenant that (i) all such HVAC from the Building chiller units shall be of the quality and type as that provided in Class A Buildings in the JWAA, and (ii) that, throughout the duration of the Lease, the existing chiller units and other equipment of the existing Building HVAC system will be maintained by Landlord in good operating condition.

        (3) Maintenance and repair and electric lighting service of all Common Areas and Service Areas of the Building in the manner and to the extent reasonably deemed to be standard for first class office buildings in the JWAA.

        (4) Janitor service on Business Days in substantial accordance with the cleaning specifications attached hereto as Exhibit I or otherwise consistent with the cleaning specifications for first class office buildings in the JWAA, provided, however, if Tenant's floor coverings or other improvements require special treatment and Tenant asks Landlord to provide such treatment, Tenant shall pay the reasonable additional cleaning cost attributable thereto as Additional Rent upon presentation of a statement therefor by Landlord. Notwithstanding the foregoing, if Tenant desires to provide janitorial services which are in addition to the services provided by Landlord as set forth in this subsection ("Tenant's Janitors"), then to the extent that Tenant's Janitors do not unreasonably interfere with the janitorial services provided by Landlord for the Property and are bonded and insured to Landlord's satisfaction, Landlord shall permit Tenant's Janitors reasonable ingress and egress to the Premises. Landlord shall have the right to approve the individuals or entities serving as Tenant's Janitors, which approval may not be unreasonably withheld or delayed. Landlord also shall provide necessary facilities and/or procedures at reasonable locations within the Building to facilitate the recycling of paper in accordance with Applicable Law. In addition, Landlord shall furnish window washing as a service for the Building. If Landlord stores and/or operates any window washing equipment along certain portions of the ledges surrounding the floor(s) of the Building on which the Premises are located, Landlord agrees that during all times that such equipment is not in use, such equipment shall be concealed from view from any and all employees, invitees and guests of Tenant from any portion of the Premises. Landlord further agrees that no window washing personnel shall enter the Premises in order to access the exterior of the Building without Tenant's consent which shall not be unreasonably withheld.

     (5) Electric current and electric facilities to the Premises for general office use, in no event less than the greater of (a) an amount sufficient to accommodate an electrical demand load of an average of six (6) watts per square foot of Rentable Area of the Premises multiplied by the Normal Building Hours on a monthly basis (not including the electricity required to run the Building heating and air conditioning system) (the "Standard Electrical Usage") or (b) the average power per square foot of Rentable Area of the Premises provided by Landlord to the Premises pursuant to the Existing Lease, all in accordance with and subject to the terms and conditions of
          Section 11 of this Lease. (6) Fluorescent bulb replacement in the Premises necessary to maintain the lighting existing at the Premises or provided or installed by Landlord or Tenant pursuant as set forth in the Work Letter and fluorescent and incandescent bulb and ballast replacement in the Common Areas and Service Areas.

     (7) Passenger elevator service in common with Landlord and other persons during Normal Business Hours, providing for ingress and egress to and from the floors of the Premises and with at least one elevator available at all other times; provided, however, that Landlord shall not reduce the number of elevators serving the Premises as of the date hereof; and freight elevator service in common with the Landlord and other persons during Normal Business Hours and, subject to scheduling by Landlord, after Normal Business Hours. Landlord shall use commercially reasonable efforts to provide Tenant, on occasion, with exclusive freight elevator service as reasonably necessary, subject to availability and reasonable scheduling by Landlord.

     (8) Notwithstanding the foregoing, subject to the other provisions of this Lease, including without limitation, Paragraphs 17, 18 and 34D, Tenant shall have access to the Premises and entry access to the Building twenty-four (24) hours per day, seven (7) days per week year-round. Access control shall be provided for the Building facility seven (7) days per week, twenty-four (24) hours per day, in a manner not less extensive than the access control standards in effect for the Building on the date of this Lease. Tenant shall have the right to install or institute its own access control and/or security systems for the Premises as Tenant may deem appropriate, subject to Landlord's reasonable approval of Tenant's plans and specifications, and provided the same do not unreasonably interfere with the Building systems and provided Landlord at all times has access to the Premises. Tenant shall have the right to all information and reports ("Data") pertaining to the operation of any card-key access control system in the Building by Tenant's employees, including Data detailing Tenant's employees that enter/exit the Building, Premises and elevators. Tenant shall cooperate reasonably in Landlord's efforts to maintain access control to the Building and shall follow all reasonable regulations promulgated by Landlord with respect thereto. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY TENANT EXPRESSLY ACKNOWLEDGES AND AGREES THAT LANDLORD IS NOT WARRANTING THE EFFICACY OF ANY ACCESS PERSONNEL, SERVICE, PROCEDURES OR EQUIPMENT AND THAT TENANT IS NOT RELYING AND SHALL NOT HEREAFTER RELY ON ANY SUCH PERSONNEL SERVICE, PROCEDURES OR EQUIPMENT. LANDLORD SHALL NOT BE RESPONSIBLE OR LIABLE IN ANY MANNER FOR FAILURE OF ANY ACCESS PERSONNEL, SERVICES, PROCEDURES OR EQUIPMENT TO PREVENT, CONTROL, OR APPREHEND ANYONE SUSPECTED OF CAUSING PERSONAL INJURY OR DAMAGE IN, ON OR AROUND THE PROJECT.

     (9) Routine pest control, and periodic indoor air quality monitoring as Landlord deems reasonably necessary or upon written request from Tenant if there is viable evidence of an air quality issue (and remediation as necessary).

     B. If Tenant requests any other utilities or building services in addition to those identified above, or any of the above utilities or building services in frequency, scope, quality or quantities substantially greater than the greater of (i) those set forth above or (ii) those provided by Landlord to other tenants of the Building, then Landlord shall use reasonable efforts to attempt to furnish Tenant with such additional utilities or building services. Landlord may impose a reasonable charge, not to exceed Landlord's Actual Cost for such additional utilities or building services, which shall be paid monthly by Tenant as Additional Rent on the same day that the monthly installment of Base Rent is due.

     C. Except as otherwise expressly provided herein, the failure by Landlord to any extent to furnish, or the interruption or termination of these defined services in whole or in part, resulting from adherence to laws, regulations and administrative orders, wear, use, repairs, improvements alterations or any causes beyond the reasonable control of Landlord, including, without limitation, the following: (i) accident, breakage or repairs; (ii) strikes, lockouts or other labor disturbance or labor dispute of any character; (iii) governmental regulation, moratorium or other governmental action or inaction; (iv) inability despite the exercise of reasonable diligence to obtain electricity, water or fuel; and (v) service interruptions or any other unavailability of utilities resulting from causes beyond Landlord's control, including, without limitation, any utility service provider initiated "brown-out" or "black-out", shall not render Landlord liable in any respect nor be construed as a constructive eviction of Tenant, nor give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement hereof except as set forth below in Section 7D. Should any of the equipment or machinery used in the provision of such services for any cause cease to function properly, Landlord shall use reasonable diligence to repair such equipment or machinery.

     D. In case of a failure or interruption in utilities or services to the Premises, Landlord will take all reasonable steps to restore the interrupted utilities/services. Notwithstanding anything to the contrary in this Section 7, if Tenant's access to or use of the Building, parking areas or Premises or a material portion thereof is materially interfered with such that Tenant is prevented from using (meaning that Tenant is unable to use the Premises or material portion thereof in the normal course of its business) and does not use the Premises or material portion thereof for four (4) or more consecutive Business Days (or two (2) Business Days if the loss of use results solely from Landlord's acts) (or five (5) total days in any calendar month) because of (i) an interruption or discontinuance of the utilities or services to be provided under this Section 7 which interruption or discontinuance is not caused by the negligence or misconduct of Tenant or its agents, employees or contractors (but expressly excluding any Electric Service Provider initiated "brown-out," "black-out" or other Electric Service Provider interruption in service not attributable to Landlord that affects the JWAA generally, so long as Landlord has not entered into any "interruptible rate" contract with an Electric Service Provider), or (ii) any repair, maintenance or alteration performed by Landlord or its agents, employees or contractors, or which Landlord failed to perform as required by this Lease, or (iii) the presence of, or cleanup or remediation activities in connection with, Hazardous Substances not brought on the Premises by Tenant, then Tenant's rent shall be abated for the period of such failure or interruption until the date utilities and/or services are restored and Tenant is no longer prevented from using the Premises or material portion thereof or, as applicable, the date Tenant is otherwise permitted to re-occupy the Premises following completion of the work described in the foregoing clauses (ii) and (iii), and Landlord shall pay to Tenant, to the extent covered (except for any deductible amount) by insurance retained by Landlord, any incremental reasonable, out of pocket expense that Tenant incurs in relocating functions previously performed in the unusable area of the Premises to a different location. For this purpose, an incremental expense shall be any expense that the Tenant incurs in relocating from the unusable area to a temporary location and then relocating back to the unusable area (after such area has been made fit for Tenant's Permitted Use) that Tenant would not have had to incur but for such relocation. Furthermore, in the event that Tenant is prevented from using and does not use the Premises for any of the foregoing reasons for 180 total days in any calendar year, Tenant shall have the right to terminate this Lease without penalty by delivering thirty (30) days' prior written notice to Landlord of its election to terminate within five (5) days after the expiration of said 180 day period. If Tenant's right to abatement of rent under this Lease occurs during a free rent period which arises after the Commencement Date, Tenant's free rent period shall be extended for the number of days that the abatement period overlapped the free rent period. The foregoing provisions shall not apply in the event of a casualty or condemnation, which shall be governed by Sections 18 and 19 of this Lease. Landlord agrees that it has not and will not without Tenant's prior written consent, enter into any "interruptible rate" or similar discount electrical contract with the electrical supplier to the Building or Premises which might result in an impairment of the electricity services to be provided to Tenant under this Section 7. So long as the electricity services to be furnished by Landlord under this Lease cannot be impaired as a result thereof, Landlord at its sole discretion shall otherwise be entitled to enter into a discount electrical contract without Tenant's prior consent.

     E. Tenant shall have the right, at Tenant's sole cost and expense, to install, operate and maintain supplemental air conditioning and heating service to Tenant's computers or for the purpose of servicing the Premises during Normal Building Hours or other than Normal Building Hours (the "Tenant HVAC System"). The design, configuration and location of the Tenant HVAC System shall comply with applicable code requirements and are subject to Landlord's prior written approval, which shall not be unreasonably withheld. If required for such purpose, Tenant may connect into the Building's chilled water system, however, Tenant shall pay Landlord for any chilled water supplied by Landlord at the actual cost incurred by Landlord therefor, but without charge for profit, depreciation or administration ("Actual Cost"). Tenant shall be permitted to access 277/480 volts of electricity from the existing bus duct riser in connection with the Tenant HVAC System. If utilities for the Tenant HVAC System at the Premises, including electrical power, hot or chilled water, shall be separately metered, then the cost of the meters, maintenance thereof, and the cost of the utilities shall be at Tenant's expense. At Tenant's sole option, Tenant shall be permitted to remove the Tenant HVAC System, and repair any damages to the Building caused by such removal, or leave same in the Premises, in which event the same shall become a part of the realty and belong to Landlord and shall be surrendered with the Premises upon the expiration or earlier termination of this Lease.

8. Leasehold Improvements/Tenant's Property. All fixtures, equipment, improvements and appurtenances attached to, or built into, the Premises at the commencement of or during the Lease Term, whether or not by, or at the expense of, Tenant ("Leasehold Improvements"), shall be and remain a part of the Premises; shall be the property of Landlord upon expiration of the Term; and shall not be removed by Tenant except as expressly provided herein. All unattached and moveable partitions, trade fixtures, moveable equipment or furniture located in the Premises and acquired by or for the account of Tenant, which can be removed without structural damage to the Building or Premises, and all personalty brought into the Premises by Tenant ("Tenant's Property") shall be owned and insured by Tenant to the extent required in this Lease. Tenant shall remove, at Tenant's sole cost, all of Tenant's fixtures, furniture, trade fixtures, equipment and other items of personal property installed on or located in the Premises promptly upon expiration or earlier termination of this Lease (except that Tenant may elect at its option, to leave in place telephone data and/or network cabling and may leave floor and wall coverings in their then-existing "as is" condition and shall have no obligation to repaint, install new floor covering or to patch normal, immaterial, wall and floor penetrations). In addition, Tenant shall remove promptly upon expiration or earlier termination of this Lease any alterations, additions or other improvements (excluding any of the improvements existing in the Premises on the date of this Lease or described in the Work Letter) installed by or on behalf of Tenant as are designated by Landlord if Landlord gave Tenant written notice of such removal requirement at the time that Landlord gave its written approval of such installations and/or alterations because the same are atypical for normal and customary office purposes (the "Required Removables") and at Tenant's sole cost, Tenant shall repair any and all damage to the Premises resulting from the removal of Tenant's Property and the Required Removables except to the extent any areas of the Premises will be demolished by Landlord for a succeeding tenant. In the event that Landlord so elects, and Tenant fails to remove the Required Removables, Landlord may after notice to Tenant remove the Required Removables at Tenant's cost, and repair any damage to the Premises caused by such removal in which event Tenant shall pay Landlord within twenty (20) Business Days of written demand, all costs incurred in removing, storing and/or disposing of the Required Removables and repairing any damage to the Premises resulting therefrom. Landlord, at its sole option, and subject to Landlord's entry limitations as set forth in this Lease, may inspect any and all alterations and repairs made by or on behalf of the Tenant. The terms of this Section 8 shall survive the expiration or earlier termination of this Lease.

9. Signage. Tenant shall be entitled to retain Tenant's existing Building top signs (and all Building top sign rights shall be exclusive to New Century Mortgage Corporation or an "Approved Assignee") during the Term and any Option Term, as well as Tenant's identity signs on the directory board in the Building lobby and at the entry doors to Suites 1000 and 1100. As used herein, an "Approved Assignee" shall mean a transferee pursuant to a Permitted Transfer under Section 13E below or an assignee of Tenant otherwise approved by Landlord pursuant to Section 13 which has a tangible net worth of at least One Hundred Million Dollars ($100,000,000) whose name is not an Objectionable Name. Should the name and/or logo of Tenant or an Approved Assignee, as the case may be, be legally changed to another name and/or logo (the "New Name"), Tenant or the Approved Assignee shall be entitled to modify, at such party's sole cost and expense, Tenant's or the Approved Assignee's name on the Building top signs to reflect Tenant's or the Approved Assignee's New Name, so long as the New Name is not an "Objectionable Name." The term "Objectionable Name" shall mean any name which relates to an entity which is of a character or reputation, or is associated with a political orientation or faction, which is inconsistent with the quality of the Property, or which would otherwise reasonably offend landlords of comparable buildings in the JWAA or is in violation of sign rights (which do not conflict with Tenant's right to Building top signage) previously granted to other tenants of the Property of which Tenant has previously been apprised in writing. Except for the foregoing, Tenant shall have no right to place any sign upon the Premises, the Building or elsewhere upon the Property or which can be seen from outside the Premises.

Landlord shall maintain and repair all of Tenant's signs at Tenant's expense. Upon the expiration or earlier termination of this Lease, Landlord shall, at Tenant's sole cost and expense (except as otherwise set forth hereinabove), and after obtaining Tenant's reasonable approval of the bid for such removal, (i) cause all of Tenant's signs to be removed from the exterior and interior of the Building, (ii) except for ordinary wear and tear, repair any damage caused by the removal of Tenant's signs, and (iii) restore the underlying surfaces to the condition existing prior to the installation of Tenant's signs; provided, however, the foregoing restoration requirement with respect to any interior Building surfaces shall exclude ordinary wear and tear.

The sign rights granted herein are personal to the original Tenant executing this Lease or an Approved Assignee and may not be assigned, voluntarily or involuntarily, by Tenant to any person or entity other than an Approved Assignee. The rights granted to the original Tenant hereunder are not assignable separate and apart from this Lease, nor may any right granted herein be separated from this Lease in any manner, either by reservation or otherwise.

10.  Repairs and Alterations by Tenant.

     A. Except to the extent such obligations are imposed upon Landlord hereunder, Tenant shall, at its sole cost and expense, maintain the Premises in good order, condition and repair throughout the entire Lease Term, ordinary wear and tear, casualty, condemnation and matters beyond the reasonable control of Tenant excepted. Tenant agrees to keep the areas visible from outside the Premises in a neat, clean and attractive condition at all times. Except for matters that are Landlord's obligation under this Lease or as to which the Insurance Exception (as defined in Section 10(C), below) or the provisions hereof relating to casualty applies, Tenant shall be responsible for all repairs replacements and alterations in and to the Premises, Building and Property and the facilities and systems thereof, the need for which arises out of (1) Tenant's manner of use of the Premises,
     (2) the installation, removal, use or operation of Tenant's Property (as defined in Section 8. above), (3) the moving of Tenant's Property into or out of the Building, or (4) the negligence or willful misconduct of Tenant, its agents, contractors, employees or invitees. All such repairs, replacements or alterations shall be performed in accordance with Section 10.B. below and the nondiscriminatory rules, policies and procedures reasonably enacted by Landlord from time to time for the performance of work in the Building that do not conflict with or exceed the provisions of
     Section 10.B. below. If Tenant fails to maintain the Premises in good order, condition and repair, Landlord shall give Tenant notice to perform such acts as are reasonably required to so maintain the Premises. If Tenant fails to promptly commence such work and diligently pursue it to its completion, then Landlord may, at its option, after notice to Tenant, make such repairs, and Tenant shall pay the cost thereof to Landlord on demand as Additional Rent, together with an administration charge in an amount equal to four percent (4%) of the Actual Cost of such repairs.

     B. Tenant shall have the right, without Landlord's consent, to make strictly cosmetic, non-structural additions and alterations ("Cosmetic Alterations") to the Premises that do not (i) affect the exterior appearance of the Building or (ii) affect the Building systems or the Building structural elements ((i) and (ii) above are collectively called a "Design Problem"). Except in connection with Cosmetic Alterations, Tenant shall not make or allow to be made any alterations, additions or improvements to the Premises, without first obtaining the written consent of Landlord in each such instance, which consent shall not be unreasonably withheld provided the same do not constitute a Design Problem. Prior to commencing any work for which Landlord's consent is required and as a condition to obtaining Landlord's consent, Tenant must furnish Landlord with plans and specifications reasonably acceptable to Landlord; names and addresses of contractors reasonably acceptable to Landlord; copies of necessary permits and approvals; evidence of contractor's and subcontractor's insurance in accordance with Section 15. hereof (provided, however, that no payment bond or other security shall be required if the project cost is $100,000 or less or if Tenant provides assurances reasonably satisfactory to Landlord that the contractor is financially capable of completing the proposed work and making all payments required therefor to subcontractors and materialmen, all in form and amount reasonably satisfactory to Landlord. Tenant shall be responsible for insuring that all such persons procure and maintain insurance coverage against such risks, in such amounts (not to exceed $2,000,000 aggregate) and with companies licensed to do business in California and rated at least B+,, VII in Best's or the equivalent, all as Landlord may reasonably require in light of the scope of work, experience of contractor and creditworthiness of Tenant and such contractor, including, but not limited to, Builder's Risk and Worker's Compensation insurance. All such improvements, alterations or additions shall be constructed in a good and workmanlike manner using Building Standard materials or other new materials of equal or greater quality or shall otherwise be compatible with the existing improvements at the Premises. Landlord, to the extent reasonably necessary to avoid any unreasonable disruption to the tenants and occupants of the Building, shall have the right to designate the time during Normal Business Hours when any such alterations, additions and improvements may be performed and to otherwise designate reasonable and non-discriminatory rules, regulations and procedures for the performance of work in the Building that do not increase Tenant's obligations or decrease Tenant's rights under this Lease or under contracts in place for such work. Upon completion, Tenant shall furnish "as-built" plans(if available) and lien waivers covering all material amounts of labor and materials. All improvements, alterations and additions shall comply with the insurance requirements, codes, ordinances, laws and regulations, including without limitation, the Americans with Disabilities Act (subject to Section 21, below). Amounts, if any, expended by Landlord for third party examination of the architectural, mechanical, electrical and plumbing plans for any alterations, additions or improvements shall be borne by Landlord. If Landlord so requests, Landlord shall be entitled by notice to Tenant given at the time of plan approval, to oversee the construction of any alterations, additions or improvements that could reasonably be expected to affect the structure of the Building or any of the mechanical, electrical, plumbing or life safety systems of the Building. In the event Landlord elects to and does oversee such work, Landlord shall be entitled to receive a fee for such oversight in an amount equal to four percent (4%) of the cost of such alterations, additions or improvements. Landlord's approval of Tenant's plans and specifications for any work performed for or on behalf of Tenant shall not be deemed to be representation by Landlord that such plans and specifications comply with applicable insurance requirements, building codes, ordinances, laws or regulations or that the alterations, additions and improvements constructed in accordance with such plans and specifications will be adequate for Tenant's use. The provisions of this
     Section 10.B shall not apply to Tenant's initial improvements at the Premises, which shall instead be governed by the terms of the Work Letter.

     C. Landlord shall, at its expense (except as included in Basic Costs to the extent permitted by this Lease), keep and maintain in first-class condition and keep in good repair and working order and make all repairs (including replacements, as necessary) to and perform necessary maintenance upon: (i) all structural elements of the Building and Property, including without limitation the foundation, floor/ceiling slabs, roof, exterior walls, curtain wall, exterior glass and mullions, columns, beams, shafts (including elevator shafts), stairs and stairwells, unless the need to make a structural alteration or repair results from Tenant's particular manner of operation or use of the Premises for other than general office purposes or from any alterations, additions or improvements (other than the initial improvements installed pursuant to the Work Letter attached hereto) performed by or on behalf of Tenant in the Premises; (ii) all mechanical, electrical, life safety, plumbing, sprinkler systems and HVAC systems within the Premises and Building to the extent such has not been installed by Tenant or its contractors; (iii) all elements of the Building and the Premises necessary to provide the services described in Section 7; and (iv) the Building facilities common to all tenants including but not limited to the ceilings, lighting, HVAC, plumbing, walls and floors in the Common Areas and Service Areas, plazas, men's and women's washrooms, elevator cabs, exterior Property signage, parking areas, landscaping and artwork. Notwithstanding the foregoing, Tenant shall be responsible for the cost of any alterations, repairs, changes and additions to the foregoing necessitated by the negligent or willful misconduct of Tenant, its agents, employees or contractors unless and to the extent such damage is covered by insurance carried or required to be carried by Landlord pursuant to this Lease and to which the waiver of subrogation is applicable (such obligation to the extent applicable to Tenant as qualified and conditioned will hereinafter be defined as the "Insurance Exception"). Notwithstanding any of the provisions set forth in this Lease to the contrary, if Tenant provides written notice (or, in the case of an emergency, oral notice followed by written notice within twenty-four (24) hours of such oral notice) to Landlord of an event or circumstance which requires the action of Landlord with respect to repair and/or maintenance of the Building, Premises or Property as herein described, or Landlord's failure to provide services under Section 7, which event or circumstance adversely affects the conduct of Tenant's business at or from the Premises, and Landlord fails to commence corrective action within a reasonable period of time, given the circumstances, after the receipt of such notice, but in any event not later than fifteen (15) days after receipt of such notice, then Tenant may proceed to take the required action upon delivery of an additional five (5) days' notice to Landlord specifying that Tenant is taking such required action to the extent such action was required under the provisions of this Lease to be taken by Landlord and was not commenced by Landlord within such five (5) day period and thereafter diligently pursued to completion, then Tenant shall be entitled to prompt reimbursement by Landlord of Tenant's reasonable costs and expenses in taking such action plus interest thereon at the Prime Rate. In exercising its rights hereunder, with respect to any Building systems, Tenant shall use only the Building mechanical, electrical, plumbing and fire and life-safety contractors; provided, however, that such contractors are available and offer competitive market rates for services. If any Building contractor is unavailable or does not offer competitive rates, subject to Landlord's prior reasonable approval, Tenant may use other licensed contractors. In the event of repairs of an emergency nature which are necessary, in Tenant's reasonable opinion, to allow Tenant to continue to use the Premises for critical business operations or to protect persons or property from imminent risk of damage or injury, then Tenant may immediately make such repairs without regard to the time periods or notices or other restrictions set forth above and in connection therewith, and, if such repairs were required to be made by Landlord under this Lease, then Landlord shall reimburse Tenant for the cost of such repairs, to the extent Landlord would have been required to do so pursuant to this Lease (but only to the extent that the cost thereof does not exceed the cost that Landlord would reasonably have had to incur if Landlord had made such repairs), but without regard to Tenant's failure to comply with the first notice and second notice requirements set forth above. Promptly following completion of any work taken by Tenant pursuant to the provisions of this Section 9, Tenant shall deliver a detailed invoice of the work completed, the materials used and the costs relating thereto. If Landlord does not deliver a detailed written objection to Tenant within fifteen (15) days after receipt of an invoice from Tenant, then Tenant shall be entitled to deduct from rent payable by Tenant under this Lease, the amount set forth in such invoice. If, however, Landlord delivers to Tenant, within fifteen (15) days after receipt of Tenant's invoice, a written objection to the payment of such invoice, setting forth with reasonable particularity Landlord's reasons for its claim that such action did not have to be taken by Landlord pursuant to the provisions of this Lease or that the charges are excessive (in which case Landlord shall pay the amount it contends would not have been excessive), then, if elected by either Landlord or Tenant, the matter shall proceed to expedited arbitration pursuant to Section 30 of this Lease. If Tenant prevails in the arbitration, the amount of the Award (which shall include interest at the Prime Rate from the time of each expenditure by Tenant until the date Tenant receives such amount by payment or offset and attorneys' fees and related costs) may be deducted by Tenant from rent next due and owing under this Lease.

11.  Use of Electrical Services by Tenant.

     A. All electricity used by Tenant in the Premises shall be paid for by Tenant through inclusion in Base Rent and Basic Costs (except as provided in Section 11.B. below with respect to excess usage). Landlord shall have the right at any time and from time-to-time during the Lease Term to contract for electricity service from such providers of such services as Landlord shall elect (each being an "Electric Service Provider") provided there is no interruption of service for any appreciable length of time during business hours, electricity services to Tenant are not materially reduced and Tenant's electricity costs are not materially increased as a result thereof. Tenant shall cooperate with Landlord, and the applicable Electric Service Provider, at all times and, as reasonably necessary, subject to the restrictions on entry set forth elsewhere in this Lease, shall allow Landlord and such Electric Service Provider reasonable access to the Building's electric lines, feeders, risers, wiring, and any other machinery within the Premises.

     B. Tenant's use of electrical services furnished by Landlord shall not exceed the Standard Electrical Usage amount provided by Landlord pursuant to Section 7, above, without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Landlord, as a condition to granting such consent, may require that such equipment be separately metered at Tenant's expense. Tenant acknowledges that reasonable bases for Landlord's withholding of consent to such excess usage include (i) additional capacity does not exist with respect to the area(s) of the Premises in question or (ii) Tenant's excess usage would diminish Landlord's ability to provide standard electricity capacity to other tenant(s) of the Building. Tenant shall pay all metered costs attributable to Tenant's electrical power consumption in excess of the Standard Electrical Usage within the Premises. Landlord may at its option, after reasonable notice to Tenant and an opportunity for Tenant to cease such excess electrical consumption, at Tenant's expense, submeter all or any portion of such excess electrical consumption. Landlord, at any time during the Lease Term, at Landlord's sole cost, risk and expense (unless otherwise provided elsewhere in this Lease), shall have the right to separately meter electrical usage for the Premises or to measure electrical usage by survey or any other method that Landlord, in its reasonable judgment, deems appropriate, provided Tenant shall not be charged for amounts except excess consumption above the Standard Electrical Usage, if any.

12. Entry by Landlord. Subject to Tenant's reasonable security and confidentiality requirements, Tenant shall permit Landlord or its agents or representatives to enter into and upon any part of the Premises at all reasonable hours, upon reasonable prior notice (except for any entry to provide normal cleaning and janitorial service) and, if reasonably requested by Tenant, by prior appointment (and in emergencies at all times, with or without prior notice or appointment, by any means Landlord may deem proper) to inspect the same, or to show the Premises to prospective purchasers, mortgagees, tenants (during the last six (6) months of the Lease Term or insurers, or to clean or make repairs, alterations or additions thereto as required or permitted by this Lease. Except for emergencies, any such entry shall be performed in a manner so as not to unreasonably interfere with Tenant's use of the Premises and shall be performed after Normal Building Hours if reasonably practical. Even in emergency situation, Landlord shall use commercially reasonable efforts to minimize any disruption to Tenant's business.

13.  Assignment and Subletting.

     A. Except in connection with a Permitted Transfer (defined in Section 13.E. below), Tenant shall not assign, sublease, transfer or encumber any interest in this Lease or allow any third party to use any portion of the Premises (collectively or individually, a "Transfer") without the prior written consent of Landlord, which consent shall not be unreasonably withheld. The parties hereby agree that the only reasonable reasons under this Lease and under any Applicable Law for Landlord to withhold consent to any proposed Transfer are where one or more of the following apply: (1) the proposed transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested; (2) the proposed transferee's business is not suitable for the Building considering the business of the other tenants; (3) the proposed transferee is a governmental agency of the Building if Landlord has not leased comparable size space in the Building to a governmental agency, or the Transferee intends to use the Premises for purposes which are not permitted under this Lease; (4) the proposed Transfer would cause a violation of an exclusive right granted by Landlord in good faith in another lease for space in the Building or would give another tenant of the Building a right to cancel its lease as a result of the proposed use to be made of the space by the Transferee (provided that upon request from Tenant, Landlord shall provide notice of all applicable exclusive rights); (5) Tenant is in default beyond any applicable notice and cure period; or (6) any portion of the Building or the Premises would likely become subject to additional or different laws as a consequence of the proposed Transfer that would impose additional obligations on Landlord. Any attempted Transfer in violation of this
     Section 13, shall, exercisable in Landlord's sole and absolute discretion within 15 days after Landlord discovers the violation, be voidable. Consent by Landlord to one or more Transfer(s) shall not operate as a waiver of Landlord's rights to approve any subsequent Transfer(s). In no event shall any Transfer or Permitted Transfer release or relieve Tenant from any obligation under this Lease or any liability hereunder.

     B. If Tenant requests Landlord's consent to a Transfer, Tenant shall submit to Landlord, in writing, the name of the proposed transferee and the nature of the business of the proposed transferee, the term, use, rental rate and all other material terms and conditions of the proposed Transfer, including, without limitation, evidence satisfactory to Landlord that the proposed transferee is financially responsible if an assignment. Landlord shall within ten (10) Business Days after Landlord's receipt of the required information and documentation either: consent or reasonably refuse consent to the Transfer in writing (but no such consent to an assignment or sublease shall relieve Tenant or any guarantor of Tenant's obligations under this Lease of any liability hereunder). If Landlord shall fail to notify Tenant in writing of its decision within such ten (10) Business Day period after the later of the date Landlord is notified in writing of the proposed Transfer or the date Landlord has received all required information concerning the proposed transferee and the proposed Transfer, Tenant shall notify Landlord in writing of the expiration of the ten (10) Business Day period ("Second Notice") and request that Landlord render a decision with respect to the proposed Transfer within an additional five
     (5) Business Days after Landlord's receipt of the Second Notice. If Landlord fails to render a decision with respect to the proposed Transfer within five (5) Business Days after receipt of the Second Notice, Landlord shall be deemed to have consented to such Transfer. Tenant shall reimburse Landlord for its actual reasonable costs and expenses (including without limitation reasonable attorney's fees) incurred by Landlord in connection with Landlord's review of any requested Transfer or Permitted Transfer that is approved by Landlord up to a maximum of $1,000.00 per Transfer or Permitted Transfer. If Landlord refuses consent to the Transfer, Tenant may elect to have the reasonableness of such refusal determined by expedited arbitration pursuant to Section 30, below.

     C. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any "Transfer Premium," as that term is defined in this Section, actually received by Tenant from such Transferee; provided, however, that Tenant shall not be required to pay to Landlord any Transfer Premium until such time as Tenant has recovered all applicable "Transfer Costs," as that term is defined in this Section. "Transfer Premium" shall mean all rent, additional rent or other rental consideration payable by such Transferee in connection with the Transfer in excess of the rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant in connection with such Transfer for (i) any improvement allowance or other economic concessions (space planning allowance, moving expenses, etc.) paid by Tenant to Transferee in connection with such Transfer; (ii) any brokerage commissions incurred by Tenant in connection with the Transfer; (iii) reasonable attorneys' and other professional fees incurred by Tenant in connection with the Transfer; (iv) any lease takeover incurred by Tenant in connection with the Transfer; (v) out-of-pocket costs of advertising the space subject to the Transfer; and (vi) the aggregate amount of rent paid by Tenant during the period prior to the commencement of the term of the Transfer during which Tenant does not occupy the portion of the Premises in question, commencing on and after the Downtime Start Date (as defined below) (collectively, "Transfer Costs"). The "Downtime Start Date" shall mean the later of (a) the date which Tenant vacates and does not reoccupy the portion of the Premises in question and delivers written notice of the same to Landlord, and (b) the date Tenant enters into a listing agreement for the portion of the Premises in question with a reputable broker, and provides Landlord with written notice thereof. In no event shall item (vi) above exceed the amount of three (3) months of Base Rental applicable to the portion of the Premises subject to the Transfer (collectively, "Transfer Costs"). Under no circumstances shall Landlord be paid any Transfer Premium until Tenant has recovered all Transfer Costs for such Transferred Space, it being understood that if in any year the gross revenues, less the deductions set forth and included in Transfer Costs, are less than any and all costs actually paid in assigning or subletting the affected space (collectively "Transaction Costs"), the amount of the excess Transaction Costs shall be carried over to the next year and then deducted from net revenues with the procedure repeated until a profit is achieved. This covenant and assignment shall benefit Landlord and its successors in ownership of the Building and shall bind Tenant and Tenant's heirs, executors, administrators, personal representatives, successors and assigns. In addition to any other rights and remedies which Landlord may have hereunder, at law or in equity, if Tenant is in Monetary Default (defined in Section 22. below) beyond applicable notice and cure periods, Landlord may require that all sublease payments be made directly to

     Landlord, in which case Tenant shall receive a credit against rent in the amount of any payments received (less Landlord's share of any excess).

     D. Except as provided below with respect to a Permitted Transfer, if Tenant is a corporation, limited liability company, partnership or similar entity, and the entity which owns or controls a majority of the voting shares/rights at the time changes for any reason (including but not limited to a merger, consolidation or reorganization), such change of ownership or control shall constitute a Transfer. The foregoing shall not apply so long as Tenant is an entity whose outstanding stock is listed on a nationally recognized security exchange, or if at least fifty percent (50%) of its voting stock is owned by another entity, the voting stock of which is so listed.

     E. Tenant may assign its entire interest under this Lease or sublet the Premises to any entity controlling or controlled by or under common control with Tenant or to any successor to Tenant by purchase, merger, consolidation or reorganization (hereinafter, collectively, referred to as "Permitted Transfer") without the consent of Landlord (and Section 13.D. shall have no application), provided: (1) Tenant is not in default under this Lease beyond applicable notice and cure periods; (2) if such proposed transferee is a successor to Tenant by purchase, said proposed transferee shall acquire all or substantially all of the stock or assets of Tenant's business or, if such proposed transferee shall acquire all or substantially all of the stock or assets of Tenant's business or, if such proposed transferee is a successor to Tenant by merger, consolidation or reorganization, the continuing or surviving corporation shall own all or substantially all of the assets of Tenant; (3) such proposed transferee shall have a net worth which is sufficient in Landlord's commercially reasonable judgment to meet the obligations of the Tenant under this Lease;
     (4) such proposed transferee operates the business in the Premises for the Permitted Use and no other purpose; and (5) Tenant shall give Landlord written notice as soon as reasonably practicable of the effective date of the proposed purchase, merger, consolidation or reorganization.

     Tenant shall, despite any Permitted Transfer, remain directly and primarily liable for the performance of all of the covenants, duties, and obligations of Tenant hereunder and Landlord shall be permitted to enforce the provisions of this Lease against Tenant or any transferee without demand upon or proceeding in any way against any other person.

     F. Notwithstanding any contrary provision of this Article, Tenant shall have the right without the payment of a Transfer Premium and without the receipt of Landlord's consent, to permit the occupancy of up to twenty-five percent (25%) of the Rentable Area of the Premises, in the aggregate, to any individual(s) or entities with an ongoing, business relationship with Tenant ("Tenant's Occupants") on and subject to the following conditions:
     (i) such individuals or entities shall not be permitted to occupy a separately demised portion of the Premises which contains an entrance to such portion of the Premises other than the primary entrance to the Premises; (ii) all such individuals or entities shall be of a character and reputation consistent with the first-class quality of the Building and the Property; and (iii) such occupancy shall not be a subterfuge by Tenant to avoid its obligations under this Lease or the restrictions on Transfers pursuant to this Article. Tenant shall promptly supply Landlord with any documents or information reasonably requested by Landlord regarding any such individuals or entities. Any occupancy permitted under this Section shall not be deemed a Transfer under this Article. Notwithstanding the foregoing, no such occupancy shall relieve Tenant from any liability under this Lease.

14. Mechanic's Liens. Tenant will not permit any mechanic's liens or other liens to be placed upon the Premises, the Building, or the Property as a result of work performed by or at the request of Tenant. If a lien is imposed on the Premises, Building or Property as a result of any work, services or materials ordered or performed by or for Tenant, Tenant reserves the right to contest such lien, provided that in the event that (a) Landlord is in the process of refinancing or selling its interest in the Building or Property, or (b) Landlord's lender requires the removal of the lien, or (c) the lien is the subject of a foreclosure action, or (d) the lien is in excess of $25,000 (any of items a, b, c or d to be referred to herein as a "Bonding Condition"), then Tenant shall, at its sole cost and expense, provide a bond in form, content, amount and issued by a surety, satisfactory to Landlord in its reasonable judgment, indemnifying, protecting, defending and holding harmless Landlord against all costs and liabilities resulting from such lien or claim and the foreclosure or attempted foreclosure thereof in accordance with Applicable Law. If no Bonding Condition exists, a bond shall not be required unless Tenant fails to actively and diligently pursue the removal of the mechanic's lien. If Tenant does not timely exercise its right to contest such lien, Tenant shall remove any such lien or encumbrance by bond or otherwise within fifteen (15) days after notice by Landlord, and if Tenant shall fail to do so, Landlord may, but shall not be obligated to, pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof. Any amount paid by Landlord for any of the aforesaid purposes including, but not limited to, attorneys' fees, shall be paid by Tenant to Landlord within twenty
(20) Business Days after demand as Additional Rent.

15.  Insurance.

     A. Landlord shall maintain such insurance on the Building, Common Areas and the Premises (other than on Tenant's Property or on any additional improvements constructed in the Premises by Tenant), as set forth below. The cost of such insurance shall be included as a part of the Basic Costs, and payments for losses thereunder shall be made solely to Landlord or the mortgagees of Landlord as their interests shall appear.

        (1) Liability Insurance. Landlord shall maintain Commercial General Liability Insurance insuring Landlord and its property manager (if applicable) for injury to persons and property occurring in the Common Areas and Service Areas within and surrounding the

          Building with policy limits of at least $2,000,000, combined single limit and annual aggregate.

     (2) Property Insurance. Landlord shall obtain and maintain property insurance equivalent to the ISO (Insurance Services Office) "causes of loss - special form" for the full replacement cost of the Building of which the Premises are a part.

     (3) Workers' Compensation. Landlord and Landlord's property manager (if applicable) shall carry appropriate Workers' Compensation and Employers Liability Insurance on those of its employees who may at any time enter the premises and agrees to indemnify and hold harmless tenant from and against any and all expenses connected with claims made by Landlord's employees for injuries incurred at the Premises.

     B. Tenant shall maintain at its expense, (1) worker's compensation and employers liability insurance, in statutory amounts and limits, covering all persons employed in connection with any work done on or about the Premises for which claims for death or bodily injury could be asserted against Landlord, Tenant or the Premises, and (2) a policy or policies of commercial general liability insurance (including endorsement or separate policy for owned or non-owned automobile liability) with respect to its activities in the Building and on the Property, with the premiums thereon fully paid on or before the due date, in an amount of not less than $2,000,000 per occurrence per person coverage for bodily injury, property damage, personal injury or combination thereof (the term "personal injury" as used herein means, without limitation, false arrest, detention or imprisonment, malicious prosecution, wrongful entry, liable and slander), provided that if only single limit coverage is available it shall be for at least $2,000,000 per occurrence with an umbrella policy of at least $5,000,000 combined single limit per occurrence. Tenant's insurance policies shall name Landlord and Building Manager as additional insureds to the extent of Tenant's indemnity obligations hereunder and shall include coverage for the contractual liability of Tenant to indemnify Landlord and Building Manager pursuant to Section 16 of this Lease. Prior to Tenant's taking possession of the Premises, Tenant shall furnish certificates of such insurance, and such other evidence satisfactory to Landlord of the maintenance and timely renewal of such insurance, and Tenant shall obtain and deliver to Landlord a written obligation on the part of each insurer to notify Landlord at least thirty (30) days prior to the modification, cancellation or expiration of such insurance policies. In the event Tenant shall not have delivered to Landlord a policy or certificate evidencing such insurance at least thirty (30) days prior to the expiration date of each expiring policy, Landlord may, after notice to Tenant and a reasonable opportunity to cure, obtain such insurance as Landlord may reasonably require to protect Landlord's interest (which obtaining of insurance shall not be deemed to be a waiver of Tenant's default hereunder). The cost to Landlord of obtaining such policies, plus an administrative fee in the amount of five percent (5%) of the cost of such policies shall be paid by Tenant to Landlord as Additional Rent upon demand.

     C. The insurance requirements set forth in this Section 15 are independent of the waiver, indemnification, and other obligations under this Lease and will not be construed or interpreted in any way to restrict, limit or modify the waiver, indemnification and other obligations or to in any way limit any party's liability under this Lease. In addition to the requirements set forth in Sections 15 and 16, the insurance required of Tenant under this Lease must be issued by an insurance company with a rating of no less than B+, VII in the current Best's Insurance Guide, or A- in the current Standard & Poor Insurance Solvency Review, or that is otherwise reasonably acceptable to Landlord, and admitted to engage in the business of insurance in the state in which the Building is located; be primary insurance for all claims under it and provide that any insurance carried by Landlord and Landlord's lenders is strictly excess, secondary and noncontributing with any insurance carried by Tenant; and provide that insurance may not be cancelled, nonrenewed or the subject of material change in coverage of available limits of coverage, except upon thirty
     (30) days prior written notice to Landlord and Landlord's lenders. Tenant will deliver a certificate of insurance on all policies procured by Tenant in compliance with Tenant's obligations under this Lease, together with evidence satisfactory to Landlord of the payment of the premiums therefor, to Landlord on or before the date Tenant first occupies any portion of the Premises, at least ten (10) days before the expiration date of any policy and upon the renewal of any policy. Tenant may comply with its insurance coverage requirements through a blanket policy, provided Tenant, at Tenant's sole expense, procures a "per location" endorsement, or equivalent reasonably acceptable to Landlord, so that the general aggregate and other limits apply separately and specifically to the Premises.

     D. If Tenant's business operations, conduct or use of the Premises or any other part of the Property for other than general office purposes causes an increase in the premium for any insurance policy carried by Landlord, Tenant will, within twenty (20) Business Days after receipt of notice from Landlord, either cease the activity that resulted in such premium increase or reimburse Landlord for the entire increase.

     E. Neither Landlord nor Tenant shall be liable (by way of subrogation or otherwise) to the other party (or to any insurance company insuring the other party) for any personal injury or loss or damage to any of the property of Landlord or Tenant, as the case may be, with respect to their respective property, the Building, the Property or the Premises or any addition or improvements thereto, or any contents therein, to the extent covered by insurance carried or required to be carried by a party hereto even though such loss might have been occasioned by the negligence or willful acts or omissions of the Landlord or Tenant or their respective employees, agents, contractors or invitees. Since this mutual waiver will preclude the assignment of any such claim by subrogation (or otherwise) to an insurance company (or any other person), Landlord and Tenant each agree to give each insurance company which has issued, or on the future may issue, policies of insurance, with respect to the items covered by this waiver, written notice of the terms of this mutual waiver, and to have such insurance policies properly endorsed, if necessary, to prevent the invalidation of any of the coverage provided by such insurance policies by reason of such mutual waiver. For the purpose of the foregoing waiver, the amount of any deductible applicable to any loss or damage shall be deemed covered by, and recoverable by the insured under the insurance policy to which such deductible relates. In the event that Landlord or Tenant is permitted to and self-insures any risk for which insurance is required to be carried under this Lease, or if Landlord or Tenant fails to carry any insurance required to be carried by Landlord or Tenant pursuant to this Lease, then all loss or damage to Landlord or to Tenant, its leasehold interest, its business, its property, the Premises or any additions or improvements thereto or contents thereof shall be deemed covered by and recoverable by Landlord or Tenant under valid and collectible policies of insurance. Notwithstanding anything to the contrary herein, Landlord shall not be liable to the Tenant or any insurance company (by way of subrogation or otherwise) insuring the Tenant for any loss or damage to any property, or bodily injury or personal injury or any resulting loss of income or losses from worker's compensation laws and benefits, or for any damage to property sustained by Tenant or any such party or any other person claiming through Tenant resulting from any accident or occurrence in the Premises or any other portion of the Building caused by any defect in or failure of equipment, pipes, or wiring, or by broken glass, or by the backing up of drains, or by gas, water, steam, electricity, or oil leaking, escaping or flowing into the Premises (except where due to Landlord's willful failure to make repairs required to be made pursuant to other provisions of this Lease, after the expiration of a reasonable time after written notice to Landlord of the need for such repairs), nor shall Landlord be liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of other tenants of the Building or of any other persons whomsoever, including, but not limited to riot, strike, insurrection, war, court order, requisition, order of any governmental body or authority, acts of God, fire or theft, even though such loss or damage might have been occasioned by the negligence of Landlord, its agents or employees, or Building Manager, if any such loss or damage was required to be covered by insurance pursuant to this Lease. In furtherance of the foregoing waivers of subrogation, anything in this Lease to the contrary notwithstanding, Landlord and Tenant each, on behalf of themselves and their respective heirs, successors, legal representatives, assigns and insurers, hereby (i) waives any and all rights of recovery, claims, actions or causes of action against the other and its respective officers, directors, members, partners, shareholders, agents, servants, employees, guests, licensees or invitees for any loss or damage that may occur to the Premises or other portion of the Property, or any improvements thereto, or any personal property of such party therein where such property is in, on or about the Premises, Building or Property, by reason of fire, the elements, or any other cause which is generally covered under the terms of a standard all-risk property insurance policy regardless of cause or origin, including negligence of the other party hereto or its respective officers, directors, members, partners, shareholders, agents, servants, employees, guests, contractors, licensees or invitees, and (ii) covenants that no insurer shall hold any right of subrogation against such other party.

16. Indemnity. To the extent not expressly prohibited by law, neither Landlord nor Building Manager nor any of their respective officers, directors, employees, members, managers, or agents shall be liable to Tenant, or to Tenant's agents, servants, employees, customers, licensees, or invitees for any injury to person or damage to property caused by any act, omission, or neglect of Tenant, its agents, servants, employees, customers, invitees, licensees or by any other person entering the Building or upon the Property under the invitation of Tenant (collectively, "Tenant Parties") or arising out of the use of the Property, Building or Premises by Tenant and the conduct of its business or out of a default by Tenant in the performance of its obligations hereunder. Tenant hereby indemnifies and holds Landlord and Building Manager and their respective officers, directors, employees, members, managers and agents ("Indemnitees"), harmless from all liability, claims, damages, judgments, suits, causes of action, losses, and expenses, including attorneys' fees and court costs (collectively, "Indemnified Claims") arising or resulting from (a) any negligent act or omission of Tenant or any Tenant Parties or (b) the use of the Premises and conduct of Tenant's business by Tenant or any Tenant Parties, or any other activity, work or thing done, or knowingly permitted by Tenant or any Tenant Parties, in or about the Premises. This indemnity shall be enforceable to the full extent whether or not such liability and claims are the result of the sole, joint or concurrent acts, negligent or intentional, or otherwise, of Tenant, or any Tenant Party. Landlord shall in no event be liable to Tenant for any consequential damages or for loss of revenue or income and Tenant waives any and all claims for any such damages. Notwithstanding the terms of this Lease to the contrary, the terms of this Section shall survive the expiration or earlier termination of this Lease.

Notwithstanding anything to the contrary contained in this Section 16, Tenant shall not be required to protect, defend, save harmless or indemnify Landlord from any liability for injury, loss, accident or damage to any person resulting from the negligent acts or omissions or willful misconduct of Landlord, its agents, contractors, servants or employees ("Landlord Parties") in connection with activities on or about the Property, and subject to Section 15E, Landlord hereby indemnifies and agrees to protect, defend and hold Tenant harmless from and against Indemnified Claims arising out of the negligent acts or omissions or willful misconduct of Landlord or its agents, contractors, servants or employees in connection with activities of Landlord or any Landlord Party on or about the Property outside of the Premises, as well as any activity, work or thing done, by Landlord or any Landlord Parties, in or about the Property. This indemnity shall be enforceable to the full extent of the sole, joint or concurrent acts, negligent or intentional, or otherwise, of Landlord or any Landlord Parties. Such exclusion from Tenant's indemnity and such agreement by Landlord to so indemnify and hold Tenant harmless are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried by Tenant pursuant to the provisions of this Lease to the extent that such policies cover (or, if such policies would have been carried as required, would have covered) the result of negligent acts or omissions or willful misconduct of Landlord or any Landlord Party; provided, however, the provisions of this sentence shall in no way be construed to imply the availability of any double or duplicate coverage. Tenant shall in no event be liable to Landlord for any consequential damages or for loss of revenue or income and Landlord waives any and all claims for any such damages.

Landlord's and Tenant's indemnification obligations hereunder may or may not be coverable by insurance, but the failure of either Landlord or Tenant to carry insurance covering the indemnification obligation shall not limit their indemnity obligations hereunder. Notwithstanding the terms of this Lease to the contrary, the terms of this Section shall survive the expiration or earlier termination of this Lease.

17. Damages from Certain Causes. Intentionally Omitted.

18. Casualty Damage. If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. In case twenty-five percent (25%) or more of the Building and/or forty percent (40%) or more of the Premises shall be so damaged that substantial alteration or reconstruction thereof shall, in Landlord's reasonable opinion, be required and such alteration or reconstruction is reasonably expected to take more than two-hundred and ten (210) days to complete or in the event of such damage and there is less than on (1) year of the Lease Term remaining, or in the event of any material uninsured loss to the Building (i.e., a loss in excess of $500,000 from a peril not covered by an "all risk" policy, unless Tenant elects to pay the repair costs of such uninsured casualty that exceed $500,000), Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within ninety (90) days after the date of such casualty (in which event Tenant shall be given a reasonable time in which to vacate the Premises. If Landlord does not thus elect to terminate this Lease, Landlord shall commence as soon as practicable and proceed with reasonable diligence to restore the Building, and the improvements located within the Premises(except that Landlord shall not be responsible for delays not within the control of Landlord) to substantially the same condition in which it was immediately prior to the happening of the casualty (with such reasonable changes or adjustments as may be required by changes in Applicable Law or by Tenant's architect). Notwithstanding the foregoing, Landlord's obligation to restore the Building, and the improvements located within the Premises, if any, for which Landlord had financial responsibility pursuant to the Work Letter, shall not require Landlord to expend for such repair and restoration work more than $500,000 ("Landlord's Contribution") in excess of the insurance proceeds which Landlord is entitled to receive (or would have been entitled had Landlord maintained the insurance required of it hereunder) as a result of the casualty and Landlord's obligation to restore shall be further limited so that Landlord shall not be required to expend for the repair and restoration of the improvements located within the Premises, if any, for which Landlord had financial responsibility pursuant to the Work Letter, more than the dollar amount of the Allowance, if any, described in the Work Letter. When the repairs described in the preceding two sentences have been completed by Landlord, Tenant shall complete the restoration of all improvements, including furniture, fixtures and equipment, which are necessary to permit Tenant's reoccupancy of the Premises. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, except that, subject to the provisions of the next sentence, Tenant shall be entitled to an abatement of rent (proportionate to the portion of the Premises that is untenantable) during the time and to the extent the Premises are untenantable. Notwithstanding anything in this Section 20 to the contrary, if all or any portion of the Premises shall be made untenantable by a fire or other casualty and Landlord has not elected to terminate this Lease pursuant to the preceding provisions of this Section, Landlord shall cause an independent architect or general contractor selected by Landlord to estimate the amount of time required to substantially complete repair and restoration of the Premises and make the Premises tenantable again, using standard working methods (the ("Restoration Notice") within sixty (60) days following the date of the casualty. If the estimated restoration period exceeds two hundred ten (210) days from the date of the casualty, Tenant shall have the right to terminate this Lease upon notice to Landlord given within ten (10) Business Days following Tenant's receipt of the Restoration Notice. If Tenant fails to terminate the Lease within said ten (10) Business Day period, Tenant shall be deemed to have elected to continue this Lease in full force and effect and Landlord shall immediately commence and diligently proceed to complete the restoration. However, if subsequent to the Restoration Notice, the Premises have not been substantially restored as of the two hundred fortieth (240th) day following the date of the casualty for reasons other than delays caused by Tenant, Tenant may terminate this Lease upon thirty
(30) days' written notice to Landlord. Should Landlord thereafter complete the restoration of the Premises within thirty (30) days after receipt of Tenant's termination notice, Tenant's termination notice shall automatically be deemed null, void and rescinded as if it had never been sent, and this Lease shall continue in full force and effect. Landlord shall exercise all termination rights hereunder in good faith and will not terminate the Lease (i) unless it terminates the leases of all tenants similarly situated, (ii) merely to gain the benefit of higher market rents, or (iii) if Landlord intends to rebuild the Building within one (1) year following the date of the casualty. In addition, if, during the last 6 months of the term of the Lease or any extension thereof, twenty percent (20%) or more of the Premises is damaged or destroyed, or if any damage or destruction would take more than 120 days to repair, Tenant shall have the right to terminate the Lease as of the date of such damage or destruction by written notice to Landlord, given within thirty (30) days after such damage or destruction. This Lease sets forth the terms and conditions upon which this Lease may terminate in the event of any damage or destruction. Accordingly, the parties hereby waive the provisions of California Civil Code Section 1932, Subsection 2, and Section 1933, Subsection 4 (and any successor statutes thereof permitting the parties to terminate this Lease as a result of any damage or destruction).

19. Condemnation. If the whole or any substantial part of the Premises or if the Building or any portion thereof which would leave the remainder of the Building unsuitable for use as an office building comparable to its use on the Commencement Date, or if the land on which the Building is located or any material portion thereof, shall be taken or condemned for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, then Landlord may, at its option, terminate this Lease and the rent shall be abated during the unexpired portion of this Lease, effective when the physical taking of said Premises or said portion of the Building or land shall occur. In the event this Lease is not terminated, the rent for any portion of the Premises so taken or condemned shall be abated during the unexpired term of this Lease effective when the physical taking of said portion of the Premises shall occur. All compensation awarded for any such taking or condemnation, or sale proceeds in lieu thereof, shall be the property of Landlord, and Tenant shall have no claim thereto, the same being hereby expressly waived by Tenant, except for any portions of such award or proceeds which are specifically allocated by the condemning or purchasing party for the taking of or damage to trade fixtures of Tenant, which Tenant specifically reserves to itself.

This Lease sets forth the terms and conditions upon which this Lease may terminate in the event of a taking. Accordingly, the parties waive the provisions of the California Code of Civil Procedure Section 1265.130 and any successor or similar statutes permitting the parties to terminate this Lease as a result of a taking.

20.  Hazardous Substances.

     A. Tenant hereby represents and covenants to Landlord the following: No toxic or hazardous substances or wastes, pollutants or contaminants (including, without limitation, asbestos, urea formaldehyde, the group of organic compounds known as polychlorinated biphenyls, petroleum products including gasoline, fuel oil, crude oil and various constituents of such products, radon, and any hazardous substance as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. 9601-9657, as amended ("CERCLA") (collectively, "Hazardous Substances") other than customary office equipment, office supplies and cleaning supplies stored and handled within the Premises in accordance with all applicable laws, and other than Hazardous Substances associated with vehicular traffic, will be generated, treated, stored, released or disposed of, or otherwise placed, deposited in or located on the Property, and no activity shall be taken on the Property, by Tenant, its agents, employees, invitees or contractors, that would cause or contribute to (i) the Property or any part thereof to become a generation, treatment, storage or disposal facility within the meaning of or otherwise bring the Property within the ambit of the Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C. 5901 et. seq., or any similar state law or local ordinance, (ii) a release or threatened release of Hazardous Substances, from the Property or any part thereof within the meaning of, or otherwise result in liability in connection with the Property within the ambit of CERCLA, or any similar state law or local ordinance, or (iii) the discharge of Hazardous Substances into any water source or system, the dredging or filling of any waters, or the discharge into the air of any emissions, that would require a permit under the Federal Water Pollution Control Act, 33 U.S.C. 1251 et. seq., or the Clean Air Act, 42 U.S.C. 7401 et. seq., or any similar state law or local ordinance.

     B. Tenant agrees to indemnify and hold Indemnitees (as defined in Section
     16) harmless from and against and to reimburse Indemnitees with respect to, any and all claims, demands, causes of action, loss, damage, liabilities, costs and expenses (including attorneys' fees and court costs) of any and every kind or character, known or unknown, fixed or contingent, asserted against or incurred by Landlord at any time and from time-to-time by reason of or arising out of the breach of any representation or covenant contained in Section 20.A above.

     C. Tenant shall immediately notify Landlord in writing of any release or threatened release of Hazardous Substances of which Tenant has knowledge whether or not the release is in quantities that would require under law the reporting of such release to a governmental or regulatory agency.

     D. Tenant shall also immediately notify Landlord in writing of, and shall contemporaneously provide Landlord with a copy of:

        (1) Any written notice of release of Hazardous Substances on the Property that is provided by Tenant or any subtenant or other occupant if the Premises to a governmental or regulatory agency;

        (2) Any notice of a violation, or a potential or alleged violation, of any Environmental Law (hereinafter defined) that is received by Tenant or any subtenant or other occupant of the Premises from any governmental or regulatory agency;

        (3) Any inquiry, investigation, enforcement, cleanup, removal, or other action that is instituted or threatened by a governmental or regulatory agency against Tenant or any subtenant or other occupant of the Premises and that relates to the release or discharge of Hazardous Substances on or from the Property;

        (4) Any claim that is instituted or threatened by any third-party against Tenant or any subtenant or other occupant of the Premises and that relates to any release or discharge of Hazardous Substances on or from the Property; and

        (5) Any notice of the loss of any environmental operating permit by Tenant or any subtenant or other occupant of the Premises.

     E. As used herein "Environmental Laws" mean all present and future federal, state and municipal laws, ordinances, rules and regulations applicable to environmental and ecological conditions, and the rules and regulations of the U.S. Environmental Protection Agency, and any other federal, state or municipal agency, or governmental board or entity relating to environmental matters.

     F. Landlord represents and warrants to Tenant that as of the date of execution of this Lease, it has no actual knowledge, without independent investigation or inquiry, of the presence of Hazardous Substances on the Property, or within the Building or the Premises in excess of legally permissible levels. If Hazardous Substances in excess of legally permissible levels are hereafter discovered on the Premises or in the Building or elsewhere on the Property after the date of this Lease, Landlord shall be solely responsible at its expense for the removal and remediation thereof as required by applicable laws; provided, however, that such Hazardous Substances are not present by reason of Tenant's acts, omissions or breach under this Section 20. Furthermore, to the extent that such Hazardous Substances are present as a direct result of

     Landlord's acts or negligence, Landlord shall indemnify and hold Tenant harmless from and against any actual damages, liability, cost or expense incurred by Tenant as a result of the presence of such Hazardous Substances. Landlord's obligations hereunder shall survive the expiration or earlier termination of this Lease.

21. Americans with Disabilities Act. Tenant agrees to comply with all requirements of the Americans with Disabilities Act (Public Law (July 26, 1990) ("ADA") applicable to the Premises and such other current acts or other subsequent acts, (whether federal or state) addressing like issues as are enacted or amended, to the extent applicable to the interior of the Premises (i.e., path of travel requirements). Landlord agrees that it shall be Landlord's obligation to comply with the provisions of the ADA with regard to the Building (other than those areas for which tenants are responsible), Property, Common Areas (including, without limitation, restrooms located within or serving the Premises) and Service Areas as and when required by applicable authorities with jurisdiction or when impacting Tenant's construction or use of the Premises. If any claim is made against either party as a result of a failure to comply with the ADA, then the party whose acts give rise to the claim hereby agrees to indemnify and hold harmless the other party from and against any and all damages and liabilities, including, without limitation, court costs, attorneys' fees and other litigation expenses, incurred by such party in connection with such claim. The foregoing agreements of the parties shall inure to the benefit of each party, its successors and assigns.

22.  Events of Default.

     A. The following events shall be deemed to be "Events of Default" under this Lease:

        (1) Tenant shall fail to pay within ten (10) days after notice of non-payment from Landlord, any Base Rent, Additional Rent or other amount payable by Tenant to Landlord under this Lease (hereinafter sometimes referred to as a "Monetary Default"); provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure,
             Section 1161. Furthermore, in no event shall Landlord be obligated to provide more than three (3) such notices during any consecutive twelve (12) month period during the Term.

        (2) Any failure by Tenant (other than a Monetary Default) to comply with any term, provision or covenant of this Lease, which failure is not cured within thirty (30) days after delivery to Tenant of notice of the occurrence of such failure provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure, Section 1161 and provided further that, if the term, condition, covenant or obligation to be performed by Tenant is of such nature that the same cannot reasonably be performed within such thirty-day period, such default shall be deemed to have been cured if Tenant commences such performance within said thirty-day period and thereafter diligently prosecutes the same to completion as soon as reasonably practicable.

        (3)  Intentionally Omitted.

        (4) Tenant or any Guarantor shall (a) become insolvent, (b) make a transfer in fraud of creditors (c) make an assignment for the benefit of creditors, (d) admit in writing its inability to pay its debts as they become due, (e) file a petition under any section or chapter of the United States Bankruptcy Code, as amended, pertaining to bankruptcy, or under any similar law or statute of the United States or any State thereof, or Tenant or any Guarantor shall be adjudged bankrupt or insolvent in proceedings filed against Tenant or any Guarantor thereunder; or a petition or answer proposing the adjudication of Tenant or any Guarantor as a bankrupt or its reorganization under any present or future federal or state bankruptcy or similar law shall be filed in any court and such petition or answer shall not be discharged or denied within sixty
             (60) days after the filing thereof.

        (5) A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant or any Guarantor or of the Premises or of any of Tenant's property located thereon in any proceeding brought by Tenant or any Guarantor, or any such receiver or trustee shall be appointed in any proceeding brought against Tenant or any Guarantor and shall not be discharged within sixty (60) days after such appointment or Tenant or such Guarantor shall consent to or acquiesce in such appointment.

        (6) The leasehold estate hereunder shall be taken on execution or other process of law in any action against Tenant.

23.  Remedies.

     A. Upon the occurrence of any event or events of default under this Lease, whether enumerated in this Paragraph or not, in addition to all other remedies that may be available to Landlord at law or in equity, Landlord shall have the option to pursue any one or more of the following remedies without any notice (except as expressly prescribed herein) or demand for possession whatsoever (and without limiting the generality of the foregoing, except as otherwise expressly provided in this Lease, Tenant hereby specifically waives notice and demand for payment of rent or other obligations due and waives any and all other notices or demand requirements imposed by applicable law):

     (1) Terminate this Lease upon written notice to Tenant, in which event Landlord may recover from Tenant: (i) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus (ii) the worth at the time of the award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom including, but not limited to: unamortized tenant improvement costs; attorneys' fees; brokers' commissions; the costs of refurbishment, alterations, renovation and repair of the Premises amortized over the term of the replacement tenant's lease and applied against the Lease Term then remaining; and removal (including the repair of any damage caused by such removal) and storage (or disposal) of Tenant's personal property, equipment, fixtures, Tenant alterations, tenant improvements and any other items which Tenant is required under this Lease to remove but does not remove.

     As used in Paragraph 23A(1)(i) and 23A(1)(ii) above, the "worth at the time of award" is computed by allowing interest at the Default Rate set forth in Paragraph 1. As used in Paragraph 23A(1)(iii) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

     If Landlord notifies Tenant of its election to terminate this Lease, Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to surrender the Premises upon termination of the Lease hereunder, Landlord may without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying said Premises, or any part thereof, by force, if necessary, without being liable for prosecution or any claim of damages therefor, and Tenant hereby agrees to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise, specifically including but not limited to all Costs of Reletting (hereinafter defined) and any deficiency that may arise by reason of any reletting.

     (2) Without terminating this Lease, enter upon and take possession of the Premises and expel or remove Tenant or any other person who may be occupying said Premises, or any part thereof, by force, if necessary, without having any civil or criminal liability therefor and without terminating this Lease. Landlord may (but shall be under no obligation to) relet the Premises or any part thereof for the account of Tenant, in the name of Tenant or Landlord or otherwise, without notice to Tenant for such term or terms which may be greater or less than the period which would otherwise have constituted the balance of the Lease Term and on such conditions (which may include concessions or free rent) and for such uses as Landlord in its reasonable discretion may determine, and Landlord may collect and receive any rents payable by reason of such reletting. Tenant agrees to pay Landlord on demand all Costs of Reletting and any deficiency that may arise by reason of such reletting. Landlord shall not be responsible or liable for any failure to relet the Premises or any part thereof or for any failure to collect any rent due upon any such reletting. No such re-entry or taking of possession of the Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such termination is given to Tenant. If Landlord elects to terminate Tenant's right to possession of the Premises without terminating this Lease, Tenant shall continue to be liable for all rent and Landlord shall use reasonable efforts to relet the Premises or any part thereof to a substitute tenant or tenants for a period of time equal to or lesser or greater than the remainder of the Term on whatever terms and conditions Landlord, in Landlord's good faith discretion, deems advisable. For purposes hereof, Landlord shall be deemed to have used "reasonable efforts" to relet if Landlord places its customary "For Lease" sign within the Premises and places the Premises for lease with a reputable broker. In no event shall Landlord be obligated to lease the Premises in priority to other comparable space within the Building.

     (3) Enter upon the Premises, by force, if necessary, without having any civil or criminal liability therefor, and do whatever Tenant is obligated to do under the terms of this Lease and Tenant agrees to reimburse Landlord on demand for any expense which Landlord may incur in thus affecting compliance with Tenant's obligations under this Lease together with interest at the Default Rate and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, whether caused by the negligence of Landlord or otherwise.

     (4) Continue this Lease in full force and effect, whether or not Tenant shall have abandoned the Premises. The foregoing remedy shall also be available to Landlord pursuant to California Civil Code Section 1951.4, and any successor statute thereof, in the event Tenant has abandoned the Premises. If Landlord elects to continue this Lease in full force and effect pursuant to this Paragraph 23A(4), then Landlord shall be entitled to enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due. Landlord's election not to terminate this Lease pursuant to this Paragraph 23A(4) or pursuant to any other provision of this Lease, at law or in equity, shall not preclude Landlord from subsequently electing to terminate this Lease or pursuing any of its other remedies. In order to regain possession of the Premises and to deny Tenant access thereto, Landlord or its agent may, at the expense and liability of the Tenant, alter or change any or all locks or other security devices controlling access to the Premises without posting or giving notice of any kind to Tenant. Landlord shall have no obligation to provide Tenant a key or grant Tenant access to the Premises so long as Tenant is in default under this Lease. Tenant shall not be entitled to recover possession of the Premises, terminate this Lease, or recover any actual, incidental, consequential, punitive, statutory or other damages or award of attorneys' fees, by reason of Landlord's alteration or change of any lock or other security device and the resulting exclusion from the Premises of the Tenant or Tenant's agents, servants, employees, customers, licensees, invitees or any other persons from the Premises. Landlord may, without notice, remove and either dispose of or store, at Tenant's expense, any property belonging to Tenant that remains in the Premises after Landlord has regained possession thereof.

     B. For purposes of this Lease, the term "Costs of Reletting" shall mean all costs and expenses reasonably incurred by Landlord in connection with the reletting of the Premises, including without limitation the cost of cleaning, renovation, repairs, decoration and alteration of the Premises for a new tenant or tenants amortized over the term of the replacement tenant's lease and applied against the Lease Term then remaining, advertisement, marketing, brokerage and legal fees, the cost of protecting or caring for the Premises while vacant, the cost of removing and storing any property located on the Premises, any increase in insurance premiums caused by the vacancy of the Premises and any other reasonable out-of-pocket expenses incurred by Landlord including tenant inducements such as the cost of moving the new tenant or tenants and the cost of assuming any portion of the existing lease(s) of the new tenant(s).

     C. Except as otherwise herein provided, no repossession or re-entering on the Premises or any part thereof pursuant to subparagraph (b) hereof or otherwise shall relieve Tenant or any Guarantor of its liabilities and obligations hereunder, all of which shall survive such repossession or re-entering. Notwithstanding any such repossession or re-entering on the Premises or any part thereof by reason of the occurrence of an event of default, Tenant will pay to Landlord the Base Rent and other rent or other sum required to be paid by Tenant pursuant to this Lease.

     D. No right or remedy herein conferred upon or reserved to Landlord or Tenant is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing by agreement, applicable law or in equity. In addition to other remedies provided in this Lease, Landlord and Tenant shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the covenants, agreements, conditions or provisions of this Lease, or to a decree compelling performance of any of the other covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity. Forbearance by Landlord or Tenant to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.

     E. This Paragraph 23 shall be enforceable to the maximum extent such enforcement is not prohibited by applicable law, and the unenforceability of any portion thereof shall not thereby render unenforceable any other portion. To the extent any provision of applicable law requires some action by Landlord to evidence or effect the termination of this Lease or to evidence the termination of Tenant's right of occupancy, Tenant and Landlord hereby agree that written notice by Landlord to any of Tenant's agents, servants or employees, which specifically sets forth Landlord's intention to terminate, shall be sufficient to evidence and effect the termination herein provided for.

     F. All property of Tenant removed from the Premises by Landlord pursuant to any provision of this Lease or applicable law may be handled, removed or stored by Landlord at the cost and expense of Tenant, and Landlord shall not be responsible in any event for the value, preservation or safekeeping thereof. Tenant shall pay Landlord for all expenses reasonably incurred by Landlord with respect to such removal and storage so long as the same is in Landlord's possession or under Landlord's control. All such property not removed from the Premises or retaken from storage by Tenant within thirty
     (30) days after the end of the Term or the termination of Tenant's right to possession of the Premises, however terminated, at Landlord's option, shall be conclusively deemed to have been conveyed by Tenant to Landlord as by bill of sale without further payment or credit by Landlord to Tenant.

     G. Intentionally Omitted.

     H. Intentionally Omitted.

     I. The receipt by Landlord of less than the full rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant's check or any letter accompanying Tenant's check be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of the rent due or to pursue any other remedies provided in this lease. The acceptance by Landlord of rent hereunder shall not be construed to be a waiver of any breach by Tenant of any term, covenant or condition of this Lease. No act or omission by Landlord or its employees or agents during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

     J. In the event of any litigation between Tenant and Landlord to enforce any provision of this Lease or any right of either party hereto, the unsuccessful party to such litigation shall pay to the successful party all costs and expenses, including reasonable attorney's fees, incurred therein. Furthermore, if Landlord, without fault, is made a party to any litigation instituted by or against Tenant, Tenant shall indemnify Landlord against, and protect, defend, and save it harmless from, all costs and expenses, including reasonable attorney's fees, incurred by it in connection therewith. If Tenant, without fault, is made party to any litigation instituted by or against Landlord, Landlord shall indemnify Tenant against, and protect, defend, and save it harmless from, all costs and expenses, including reasonable attorney's fees, incurred by it in connection therewith.

24. No Waiver. Failure of Landlord or Tenant to declare any default immediately upon its occurrence, or delay in taking any action in connection with an event of default, shall not constitute a waiver of such default, nor shall it constitute an estoppel against Landlord or Tenant, but Landlord and Tenant shall have the right to declare the default at any time and take such action as is lawful or authorized under this Lease. Failure by Landlord to enforce its rights with respect to any one default shall not constitute a waiver of its rights with respect to any subsequent default. Receipt by Landlord of Tenant's keys to the Premises shall not constitute an acceptance of surrender of the Premises.

25. Peaceful Enjoyment. Tenant shall, and may peacefully have, hold, and enjoy the Premises, subject to the other terms hereof. This covenant and any and all other covenants of Landlord shall be binding upon Landlord and its successors only with respect to breaches occurring during its or their respective periods of ownership of the Landlord's interest hereunder.

26. Landlord Default; Tenant's Remedies. Notwithstanding anything to the contrary set forth in this Lease, Landlord shall be in default in the performance of any obligation required to be performed by Landlord pursuant to this Lease if (i) in the event a failure by Landlord is with respect to the payment of money, Landlord fails to pay such unpaid amounts within ten (10) days after written notice from Tenant that the same was not paid when due; or (ii) in the event a failure by Landlord is other than (i) above, Landlord fails to perform such obligation within a reasonable time period with the expenditure of diligent efforts, but in no event more than thirty (30) days after the receipt of written notice from Tenant specifying in detail Landlord's failure to perform; provided, however, if the nature of Landlord's obligation is such that more than thirty (30) days are reasonably required for its performance, then Landlord shall not be in default under this Lease if Landlord commences such performance within such thirty (30) day period and thereafter diligently pursue the same to completion. Upon any such default by Landlord under this Lease beyond applicable notice and cure periods, Tenant may, except as otherwise specifically provided in this Lease to the contrary, exercise any of its rights provided at law or in equity.

27. Holding Over. In the event of holding over by Tenant after expiration or other termination of this Lease or in the event Tenant continues to occupy the Premises after the termination of Tenant's right of possession pursuant to
Section 23.A(3) hereof, Tenant shall become a Tenant at sufferance, throughout the entire holdover period, pay rent equal to (i) during the first ninety (90) days of such holdover, one hundred twenty-five percent (125%), and (ii) thereafter, one hundred fifty percent (150%), of the then current Base Rental and additional rent which would have been applicable had the term of this Lease continued through the period of such holding over by Tenant. Provided Landlord has not entered into a lease with a third party for the entire Premises ("Two Floor Lease"), and if Tenant holds over on at least one full floor of the Premises, Tenant shall pay holdover rent only as to such full floor and any additional space, if any, which Tenant continues to occupy. If Landlord has entered into a Two Floor Lease, Tenant shall pay holdover rent for the entire Premises. If Tenant occupies only one full floor (or less) of the Premises during the holdover period, Tenant shall pay holdover rent for one full floor only. Any holdover rent shall be prorated on a per diem basis to the date Tenant discontinues occupancy. No holding over by Tenant or payments of money by Tenant to Landlord after the expiration of the term of this Lease shall be construed to extend the term of this Lease or prevent Landlord from recovery of immediate possession of the Premises by summary proceedings or otherwise unless Landlord has sent written notice to Tenant that Landlord has elected to extend the term of this Lease. Tenant shall be liable to Landlord for all actual damages, but not any consequential damages, which Landlord may suffer by reason of any holding over by Tenant and, if Tenant holds over beyond ninety (90) days without Landlord's consent, Tenant shall also indemnify Landlord against any and all claims made by any other tenant or prospective tenant against Landlord for delay by Landlord in delivering possession of the Premises to such other tenant or prospective tenant.

28. Subordination to Mortgage/Estoppel Certificate. Landlord represents and warrants to Tenant that as of the date of this Lease there are no existing ground lessors, mortgage holders or lien holders encumbering the Building, Property or Premises except for TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA ("Lender"). Landlord shall deliver to Tenant a commercially reasonable non-disturbance agreement in favor of Tenant from Lender in the form of attached Exhibit H concurrently with the execution and delivery of the Lease, as well as a commercially reasonable non-disturbance agreement from all ground lessors, mortgage holders or lien holders of Landlord that later come into existence with respect to the Building, Property or Premises at any time prior to the expiration of the Lease Term, and such delivery shall be in consideration of, and a condition precedent to Tenant's agreement to be bound by the terms of this Section. Such commercially reasonable non-disturbance agreement(s) shall include the obligation of any such ground lessor, mortgage holder or lien holder to recognize Tenant's rights specifically set forth in this Lease, including Tenant's express rights to offset certain amounts against the rent due hereunder, and Landlord's obligations to comply with the provisions of this Lease, or to otherwise receive certain credits against rent as set forth herein. Subject to Tenant's receipt of the non-disturbance agreement(s) described above, this Lease shall be subject and subordinate to any mortgage, deed of trust or other lien hereafter arising upon the Premises, or upon the Building and/or the Property and to any renewals, modifications, refinancings and extensions thereof provided that, so long as Tenant is not in default hereunder beyond applicable notice and cure periods, Tenant's rights hereunder shall not be disturbed upon any foreclosure and Tenant shall attorn to any purchaser at foreclosure provided such purchaser shall agree to accept this Lease and not disturb Tenant's occupancy so long as Tenant timely pays the rent and observes and performs the terms, covenants and conditions of this Lease to be observed and performed by Tenant. Subject to Tenant's receipt of the non-disturbance agreement(s) described above, Tenant accepts this Lease subject and subordinate to any mortgage, deed of trust or other lien presently existing or hereafter arising upon the Premises, or upon the Building and/or the Property and to any renewals, modifications, refinancings and extensions thereof, but Tenant agrees that any such mortgagee shall have the right at any time to subordinate such mortgage, deed of trust or other lien to this Lease on such terms and subject to such conditions as such mortgagee may deem appropriate in its discretion. The provisions of the foregoing sentence shall be self-operative and no further instrument of subordination shall be required. Tenant agrees to execute a commercially reasonable SNDA conforming with the foregoing within twenty (20) days after receipt thereof.

     A. No Exercise of Mortgage Remedies Against Tenant. So long as the Lease has not been terminated on account of Tenant's default that has continued beyond applicable cure periods (an "Event of Default"), no mortgagee shall name or join Tenant as a defendant in any exercise of such mortgagee's rights and remedies arising upon a default under the mortgage unless applicable law requires Tenant to be made a part thereto as a condition to proceeding against Landlord or prosecuting such rights and remedies. In the latter case, a mortgagee may join Tenant as a defendant in such action only for such purpose and not to terminate the Lease or otherwise adversely affect Tenant's rights under this Lease in such action.

     B. Non-Disturbance and Attornment. If this Lease has not been terminated on account of an Event of Default by Tenant, then, when a successor landlord ("Successor Landlord") takes title to the Premises: (i) Successor Landlord shall not terminate or disturb Tenant's possession of the Premises under this Lease, except in accordance with the terms of this Lease; (ii) Successor Landlord shall be bound to Tenant under all the terms and conditions of this Lease; Tenant shall recognize and attorn to Successor Landlord as Tenant's direct landlord under this Lease; and (iii) this Lease shall continue in full force and effect as a direct lease, in accordance with its terms, between Successor Landlord and Tenant. Concurrently with Tenant's execution and delivery of this Lease to Landlord, Tenant shall execute a Subordination, Non-Disturbance and Attornment Agreement in substantially the form attached hereto as Exhibit H (the "SNDA"). Landlord shall use diligent, commercially reasonable efforts to cause Landlord's current lender to execute the SNDA such that Landlord is able to deliver the SNDA to Tenant concurrently with Landlord's execution and delivery of this Lease to Tenant.

     Tenant agrees periodically to furnish, in connection with a bona fide sale of financing, within twenty (20) days after so requested by Landlord, ground lessor or the holder of any deed of trust, mortgage or security agreement covering the Property, Building or any interest of Landlord therein, a certificate signed by Tenant certifying, if factually correct, (a) that this Lease is in full force and effect and unmodified (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (b) as to the Commencement Date and the date through which Base Rental and Tenant's estimated Additional Rental has been paid, (c) that Tenant has accepted possession of the Premises and that any improvements required by the terms of this Lease to be made by Landlord have been completed to the satisfaction of Tenant, (d) that except as stated in the certificate no rent has been paid more than thirty (30) days in advance of its due date, (e) that the address for notices to be sent to Tenant is as set forth in this Lease (or has been changed by notice duly given and is as set forth in the certificate), (f) that except as stated in the certificate, Tenant, as of the date of such certificate, has no charge, lien, or claim of offset against rent due or to become due, (g) that except as stated in the certificate, Landlord is not to Tenant's knowledge then in default under this Lease, (h) as to the amount of Rentable Area then occupied by Tenant, and (i) that there are no renewal or extension options, purchase options, expansion options, rights of first refusal or the like in favor of Tenant except as set forth in this Lease. Any such certificate may be relied upon by any ground lessor, prospective purchaser, secured party, mortgagee or any beneficiary under any mortgage, deed of trust on the Building or the Property or any part thereof or interest of Landlord therein. Landlord shall furnish to Tenant, within twenty (20) days of Tenant's request, a like estoppel certificate, with appropriate adjustments to substitute Landlord for Tenant hereunder.

29. Notice. Any notice required or permitted to be given under this Lease or by law shall be deemed to have been given if it is written and delivered in person or mailed by Registered or Certified mail, postage prepaid, or sent by a nationally recognized overnight delivery service to the party who is to receive such notice at the address specified in Section 1.Y. of this Lease. When so mailed, the notice shall be deemed to have been given three (3) Business Days after the date it was mailed. When sent by overnight delivery service, the notice shall be deemed to have been given on the next Business Day after deposit with such overnight delivery service. The address specified in Section 1.Y. of this Lease may be changed from time to time by giving written notice thereof to the other party. Neither party hereto shall be required to send any notice, request, demand, consent, approval, or other communication required or permitted under this Lease to more than two (2) other addresses in addition to the Premises.

30. Arbitration. The submittal to arbitration in accordance with the provisions of this Section 30 is the sole and exclusive method, means and procedure to resolve any and all claims, disputes or disagreements relating to (i) Tenant's measurement of the First Refusal Premises under Exhibit E, (ii) Tenant's maintenance and repair costs under Section 10, (iii) Landlord's failure to approve a Transfer of Tenant's interest in the Lease under Section 13, and (iv) certain construction matters under the Work Letter. The parties hereby irrevocably waive any and all rights to the contrary and shall at all times conduct themselves in strict, full, complete and timely accordance with the provisions of this Section 30 and all attempts to circumvent the provisions of this Section 30 shall be absolutely null and void and of no force or effect whatsoever. As to any matter submitted to arbitration, to determine whether a matter would, with the passage of time, constitute an event of default, such passage of time shall not commence to run until any such affirmative arbitrated determination, as long as it is simultaneously determined in such arbitration that the challenge of such matter as a potential event of default was made in good faith. Any dispute to be arbitrated pursuant to the provisions of this Section 30 shall be determined by binding arbitration before an experienced arbitrator (the "Arbitrator") under the auspices of JAMS/ENDISPUTE in Orange County, California ("JAMS"). Such arbitration shall be initiated by the parties, or either of them, within ten
(10) days after either party sends written notice (the "Arbitration Notice") of a demand to arbitrate to the other party and to JAMS. The Arbitration Notice shall contain a description of the subject matter of the arbitration, the dispute with respect thereto, the amount involved, if any, and the remedy or determination sought. The parties shall agree on a retired judge from the JAMS panel. If they are unable to promptly agree, JAMS will provide a list of three available arbitrators and each party may strike one. The remaining judge (or if there are two, the one selected by JAMS) will serve as the Arbitrator. In the event that JAMS shall no longer exist or if JAMS fails or refuses to accept submission of such dispute, then the dispute shall be resolved by binding arbitration before a reasonably acceptable substitute arbitration service selected by Tenant under such service's commercial arbitration rules then in effect. The Arbitrator shall schedule a pre-hearing conference to resolve procedural matters, arrange for the exchange of information, obtain stipulations, and narrow the issues. The parties will submit proposed discovery schedules to the Arbitrator at the pre-hearing conference. The scope and duration of discovery will be within the sole discretion of the Arbitrator. The Arbitrator shall have the discretion to order a pre-hearing exchange of information by the parties, including, without limitation, production of requested documents, exchange of summaries of testimony of proposed witnesses, and examination by deposition of parties and third-party witnesses. This discretion shall be exercised in favor of discovery reasonable under the circumstances. The arbitration shall be conducted in Orange County, California. Any party may be represented by counsel or other authorized representative. In rendering a decision(s), the Arbitrator shall determine the rights and obligations of the parties according to the provisions of this Lease. The Arbitrator's decision shall be based on the evidence introduced at the hearing, including all logical and reasonable inferences therefrom. The Arbitrator may make any determination, and/or grant any remedy or relief (an "Arbitration Award") that is just and equitable. The decision must be based on, and accompanied by, a written statement of decision explaining the factual and legal basis for the decision as to each of the principal controverted issues. The decision shall be conclusive and binding, and it may thereafter be confirmed as a judgment by the District Court of the State of California, subject only to challenge on grounds set forth in the California Code of Civil Procedure. The Arbitrator shall award costs, including without limitation attorneys' fees, and expert and witness costs, to the prevailing party, if any, as determined by the Arbitrator in his discretion. The Arbitrator's fees and costs shall be paid by the non-prevailing party as determined by the Arbitrator in his discretion. A party shall be determined by the Arbitrator to be the prevailing party if its proposal for the resolution of dispute is the closer to that adopted by the Arbitrator. The Arbitration shall be conducted pursuant to the most expedited arbitration procedures available.

31. Surrender of Premises. Upon the termination, whether by lapse of time or otherwise, or upon any termination of Tenant's right to possession without termination of the Lease, Tenant will at once surrender possession and vacate the Premises, together with all Leasehold Improvements (except those Leasehold Improvements Tenant is required to remove pursuant to Section 8 hereof), to Landlord in good condition and repair, ordinary wear and tear excepted; conditions existing because of Tenant's failure to perform maintenance, repairs or replacements as required of Tenant under this Lease shall not be deemed "reasonable wear and tear." Tenant shall surrender to Landlord all keys to the Premises and make known to Landlord the explanation of all combination locks which Tenant is permitted to leave on the Premises. Subject to the Landlord's rights under Section 23 hereof, if Tenant fails to remove any of Tenant's Property within one (1) day after the termination of this Lease, or Tenant's right to possession hereunder, Landlord, at Tenant's sole cost and expenses, shall be entitled to remove and/or store such Tenant's Property and Landlord shall be in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay Landlord, upon demand, any and all reasonable expenses caused by such removal and all storage charges against such property so long as the same shall be in possession of Landlord or under the control of Landlord. In addition, if Tenant fails to remove any Tenant's Property from the Premises or storage, as the case may be, within ten (10) days after written notice from Landlord, Landlord, at its option, may deem all or any part of such Tenant's Property to have been abandoned by Tenant and title thereof shall immediately pass to Landlord under this Lease as by a bill of sale.

32. Rights Reserved to Landlord. Provided Tenant's use and enjoyment of and access to the Premises and parking to be provided to Tenant under this Lease are not interfered within in an unreasonable manner, Landlord reserves the following rights, exercisable without notice, except as provided herein, and without liability to Tenant for damage or injury to property, person or business and without affecting an eviction or disturbance of Tenant's use or possession or giving rise to any claim for setoff or abatement of rent or affecting any of Tenant's obligations under this Lease: (1) upon thirty (30) days prior notice to change the name (subject to Tenant's signage rights) or street address of the Building (except that Landlord shall reimburse Tenant for its out-of-pocket costs incurred in connection with any such change for reprinting a reasonable amount of business cards and stationery); (2) to install and maintain signs on the exterior (other than the Building top, which is exclusive to Tenant) and interior of the Building; (3) to designate and approve window coverings to present a uniform exterior appearance; (4) to make any decorations, alterations, additions, improvements to the Building or Property, or any part thereof (other than the Premises unless required by law or with Tenant's prior consent, which shall not be unreasonably withheld) which Landlord shall desire, or deem necessary for the safety, protection, preservation or improvement of the Building or Property, or as Landlord may be required to do by law; (5) to retain at all times and to use in appropriate instances, a pass key to the entry door locks to the Premises; (6) to approve the weight, size, or location of heavy equipment, or articles within the Premises that exceed the recommended load for the Premises flooring; (7) to close or restrict access to the Building at all times other than Normal Business Hours subject to Tenant's right to admittance at all times under such reasonable regulations as Landlord may prescribe from time to time, or to close temporarily any of the entrances to the Building; provided Landlord shall have the right to restrict or prohibit access to the Building, the

Premises or the Property at any time Landlord determines it is necessary to do so to minimize the risk of injuries or death to persons or damage to property
(8) to change the arrangement and/or location of entrances of passageways, doors and doorways, corridors, elevators, stairs, toilets and public parts of the Building or Property; (9) to reasonably regulate access to telephone, electrical and other utility closets in the Building and to require use of designated or approved contractors for any work involving access to the same; (10) to grant to anyone the exclusive right to conduct any business or undertaking in the Building; (11) to designate all sources furnishing sign painting or lettering;
(12) to install, use, maintain, repair, replace and relocate pipes, ducts, conduits, wires and appurtenant meters and equipment above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas of the Building; and (13) to make changes to the Building and all appurtenant areas, including, without limitation, to the design and layout of the driveways, entrances, loading and unloading areas, direction of traffic, landscaped areas and walkways, parking spaces and parking areas (provided that such modifications may only be made by Landlord to the extent required by Applicable Law, or as reasonably necessary on a temporary basis in the event of damage and destruction) and other improvements appurtenant to the Building that do not materially decrease Tenant's rights or materially increase Tenant's obligations under this Lease; provided, however, that Landlord shall make no changes to the Property or Building which change the nature of the Property or Building to something other than a first class office building project or materially, adversely affect Tenant's use of the Premises or Tenant's ingress to or egress from the Building, the Premises or the parking areas servicing the same, or that materially, adversely increase Tenant's obligations under this Lease or decrease Tenant's rights under this Lease.

33. Event of Bankruptcy. In addition to, and in no way limiting, the other remedies set forth herein Landlord and Tenant agree that if Tenant ever becomes the subject of a voluntary or involuntary bankruptcy, reorganization, composition, or other similar type proceeding under the federal bankruptcy laws, as now enacted or hereinafter amended, then:

     A. "Adequate protection" of Landlord's interest in the Premises pursuant to the provisions of Sections 361 and 363 (or their successor sections) of the Bankruptcy Code, 11 U.S.C. Paragraph 101, et seq. (such Bankruptcy Code as amended from time-to-time being herein referred to as the "Bankruptcy Code"), prior to assumption and/or assignment of the Lease by Tenant shall include, but not be limited to all (or any part) of the following:

     (1) the continued payment by Tenant of the Base Rent and all other rent due and owing hereunder and the performance of all other covenants and obligations hereunder by Tenant;

     (2) the hiring of security guards to protect the Premises if Tenant abandons and/or ceases operations; such obligation of Tenant only to be effective so long as Tenant remains in possession and control of the Premises to the exclusion of Landlord;

     (3) the furnishing of an additional/new Security Deposit by Tenant in the amount of three (3) times the then-current monthly Base Rent and other rent payable hereunder.

     B. "Adequate assurance of future performance" by Tenant and/or any assignee of Tenant pursuant to Bankruptcy Code Section 365 will include (but not be limited to) payment of an additional/new Security Deposit in the amount of three (3) times the then-current Base Rent payable hereunder.

     C. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code, shall be deemed without further act or deed to have assumed all of the obligations of Tenant arising under this Lease on and after the effective date of such assignment. Any such assignee shall, upon demand by Landlord, execute and deliver to Landlord an instrument confirming such assumption of liability.

     D. Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of the Landlord under this Lease, whether or not expressly denominated as "rent", shall constitute "rent" for the purposes of Section 502(b)(6) of the Bankruptcy Code.

     E. If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations payable or otherwise to be delivered to Landlord (including Base Rents and other rent hereunder), shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the bankruptcy estate of Tenant. Any and all monies or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust by Tenant or Tenant's bankruptcy estate for the benefit of Landlord and shall be promptly paid to or turned over to Landlord.

     F. If Tenant assumes this Lease and proposes to assign the same pursuant to the provisions of the Bankruptcy Code to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to the Tenant, then notice of such proposed offer/assignment, setting forth (i) the name and address of such person or entity; (ii) all of the terms and conditions of such offer, and (iii) the adequate assurance to be provided Landlord to assure such person's or entity's future performance under the Lease, shall be given to Landlord by Tenant no later than twenty (20) days after receipt by Tenant, but in any event no later than ten (10) days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assumption and assignment, and Landlord shall thereupon have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such persons or entity, less any brokerage commission which may be payable out of the consideration to be paid by such person for the assignment of this Lease.

     G. To the extent permitted by law, Landlord and Tenant agree that this Lease is a contract under which applicable law excuses Landlord from accepting performance from (or rendering performance to) any person or entity other than Tenant within the meaning of Sections 365(c) and 365(e)(2) of the Bankruptcy Code.

     H. If the obligations of Landlord under this Lease are not performed during the pendency of a bankruptcy or insolvency proceeding involving Landlord as the debtor, or following the rejection of this Lease in accordance with
     Section 365 of the United States Bankruptcy Code, then notwithstanding any provision of this Lease to the contrary, Tenant shall have the right to set off against the rent next due and owing under this Lease (a) any and all damages caused by such non-performance of Landlord's obligations under this Lease by Landlord, debtor-in-possession, or the bankruptcy trustee, and (b) any and all damages caused by the non-performance of Landlord's obligations under this Lease following any rejection of this Lease in accordance with
     Section 365 of the United States Bankruptcy Code.

34.  Miscellaneous.

     A. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

     B. Tenant agrees not to record this Lease or any short form or memorandum hereof.

     C. This Lease and the rights and obligations of the parties hereto shall be interpreted, construed, and enforced in accordance with the laws of the state in which the Building is located.

     D. Events of "Force Majeure" shall include strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions, or any other cause whatsoever beyond the reasonable control of Landlord or Tenant, as the case may be. Whenever a period of time is herein prescribed for the taking of any action by Landlord or Tenant (other than the payment of Rent and all other such sums of money as shall become due hereunder), such party shall not be liable or responsible for, there shall be excluded from the computation of such period of time, any delays in the performance of such action due to events of Force Majeure.

     E. Except as expressly otherwise herein provided, with respect to all required acts of Tenant, time is of the essence of this Lease.

     F. Tenant acknowledges that Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations hereunder and in the Property or Building so long as such transfer is not a subterfuge to avoid Landlord's obligations under this Lease, and in such event and upon such transfer and if the transferee assumes the applicable obligations, Landlord shall automatically be released from all liability (to the extent such obligations are assumed by the transferee) under this Lease not accrued as of the date of the transfer and Tenant agrees to look solely to such transferee for the performance of Landlord's obligations hereunder after the date of transfer. Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security. Such transfer shall not release Landlord from its obligations hereunder and Tenant shall continue to look to Landlord for the performance of its obligations.

     G. Landlord has agreed to pay a commission in connection with this Lease to Broker pursuant to a separate written agreement between Landlord and Broker. Each party represents and warrants to the other, that, to its knowledge, no broker, agent or finder other than Broker (a) negotiated or was instrumental in negotiating or consummating this Lease on its behalf, and (b) is or might be entitled to a commission or compensation in connection with this Lease. Tenant shall indemnify, defend (by counsel reasonably approved in writing by Landlord) and hold Landlord harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including attorneys' fees and court costs) resulting from any breach by Tenant of the foregoing representation, including, without limitation, any claims that may be asserted against Landlord by any broker, agent or finder undisclosed by Tenant herein. Landlord shall indemnify, defend (by counsel reasonably approved in writing by Tenant) and hold Tenant harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including attorneys' fees and court costs) resulting from any breach by Landlord of the foregoing representation, including, without limitation, any claims that may be asserted against Tenant by any broker, agent or finder undisclosed by Landlord herein. The foregoing indemnities shall survive the expiration or earlier termination of this Lease.

     H. If there is more than one Tenant, or if the Tenant as such is comprised of more than one person or entity, the obligations hereunder imposed upon Tenant shall be joint and several obligations of all such parties. All notices, payments, and agreements given or made by, with or to any one of such persons or entities shall be deemed to have been given or made by, with or to all of them.

     I. The individual signing this Lease on behalf of Landlord and Tenant represents (1) that such individual is duly authorized to execute or attest and deliver this Lease on behalf of Landlord or Tenant, as applicable, in accordance with the organizational documents of Landlord or Tenant, as applicable; (2) that this Lease is binding upon such party; (3) that such party is duly organized and legally existing in the state of its organization, and is qualified to do business in the state in which the Premises is located; (4) that upon request, such party will provide the other with true and correct copies of all organizational documents of such party, and any amendments thereto; and (5) that the execution and delivery of this Lease by such party will not result in any breach of, or constitute a default under any mortgage, deed of trust, lease, loan, credit agreement, partnership agreement or other contract or instrument to which such party is a party or by which such party may be bound. If Tenant or Landlord is a corporation, such party will, upon the request of the other party, prior to or promptly following execution of this Lease, deliver to the other a copy of a resolution of its board of directors authorizing or ratifying the execution and delivery of this Lease, which resolution will be duly certified by the secretary or assistant secretary of such party.

     J. Tenant acknowledges that the financial capability of Tenant to perform its obligations hereunder is material to Landlord and that Landlord would not enter into this Lease but for its belief, based on its review of Tenant's financial statements, that Tenant is capable of performing such financial obligations. Tenant hereby represents, warrants and certifies to Landlord that its financial statements previously furnished to Landlord were at the time given true and correct in all material respects and that there have been no material subsequent changes thereto as of the date of this Lease, provided Tenant shall not be in default under this Lease unless Landlord would not have entered into this Lease had Landlord received true and correct information from Tenant.

     K. Notwithstanding anything to the contrary contained in this Lease, the expiration of the Lease Term, whether by lapse of time or otherwise, shall not relieve Landlord or Tenant from their obligations accruing prior to the expiration of the Lease Term, and such obligations shall survive any such expiration or other termination of the Lease Term.

     L. Landlord has delivered a copy of this Lease to Tenant for Tenant's review only, and the delivery hereof does not constitute an offer to Tenant or an option. This Lease shall not be effective until an original of this Lease executed and delivered by both Landlord and Tenant. This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.

     M. Landlord and Tenant understand, agree and acknowledge that (i) this Lease has been freely negotiated by both parties; and (ii) in any controversy, dispute or contest over the meaning, interpretation, validity, or enforceability of this Lease or any of its terms or conditions, there shall be not inference, presumption, or conclusion drawn whatsoever against either party by virtue of that party having drafted this Lease or any portion thereof.

     N. The headings and titles to the paragraphs of this Lease are for convenience only and shall have no affect upon the construction or interpretation of any part hereof.

     O. Landlord and Tenant acknowledge that the contents of this Lease and any related documents are confidential information. Landlord and Tenant shall not disclose such confidential information to any person or entity other than the parties' respective partners, administrators, consultants, financial, legal, and space planning consultants or a prospective or current purchaser or lender on the Building or the Property (or, in Tenant's case only, a prospective Transferee), and except as required by applicable law or in connection with a dispute or litigation hereunder or as required by a subpoena. Any press releases or announcements made by Landlord in connection with the contents of this Lease and/or any related documents shall be subject to the prior approval of Tenant.

35.  Entire Agreement. This Lease, including the following Exhibits:

     Exhibit A - Outline and Location of Premises
     Exhibit A-2 - Site Plan
     Exhibit B - Rules and Regulations
     Exhibit C - Payment of Basic Costs
     Exhibit D - Work Letter
     Exhibit E - Additional Provisions
     Exhibit F - Commencement Letter (Sample)
     Exhibit G - Parking
     Exhibit H - Subordination, Non-Disturbance and Attornment Agreement
     Exhibit I - Janitorial and Cleaning Specifications
     Exhibit J - Go2 Assignment

constitutes the entire agreement between the parties hereto with respect to the subject matter of this Lease and supersedes all prior agreements and understandings between the parties related to the Premises, including all lease proposals, letters of intent and similar documents. Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease. All understandings and agreements heretofore had between the parties are merged in this Lease which alone fully and completely expresses the agreement of the parties, neither party relying upon any statement or representation not embodied in this Lease. This Lease may be modified only be a written agreement signed by Landlord and Tenant.

36. Limitation Of Liability. EXCEPT TO THE EXTENT SPECIFICALLY ADDRESSED HEREIN, TENANT SHALL NOT HAVE THE RIGHT TO AN ABATEMENT OF RENT OR TO TERMINATE THIS LEASE AS A RESULT OF LANDLORD'S DEFAULT AS TO ANY COVENANT OR AGREEMENT CONTAINED IN THIS LEASE OR AS A RESULT OF THE BREACH OF ANY PROMISE OR INDUCEMENT IN CONNECTION HEREWITH, WHETHER IN THIS LEASE OR ELSEWHERE, AND EXCEPT AS OTHERWISE SET FORTH IN THIS LEASE, TENANT HEREBY WAIVES SUCH REMEDIES OF ABATEMENT OF RENT AND TERMINATION. TENANT HEREBY AGREES THAT, EXCEPT AS OTHERWISE SET FORTH IN THIS LEASE, TENANT'S REMEDIES FOR DEFAULT HEREUNDER OR IN ANY WAY ARISING IN CONNECTION WITH THIS LEASE INCLUDING ANY BREACH OF ANY PROMISE OR INDUCEMENT OR WARRANTY, EXPRESSED OR IMPLIED, SHALL BE LIMITED TO ARBITRATION (TO THE EXTENT PERMITTED HEREUNDER), SUIT FOR DIRECT AND PROXIMATE DAMAGES, SPECIFIC PERFORMANCE, INJUNCTIVE AND OTHER EQUITABLE RELIEF PROVIDED THAT TENANT HAS GIVEN THE NOTICES AS HEREINAFTER REQUIRED. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD TO TENANT FOR ANY DEFAULT BY LANDLORD UNDER THIS LEASE SHALL BE LIMITED TO THE INTEREST OF LANDLORD IN THE BUILDING AND THE PROPERTY (AND THE RENTS, ISSUES AND PROFITS THEREFROM) AND TENANT AGREES TO LOOK SOLELY TO LANDLORD'S INTEREST IN THE BUILDING AND THE PROPERTY FOR THE RECOVERY OF ANY JUDGMENT AGAINST THE LANDLORD, IT BEING INTENDED THAT LANDLORD SHALL NOT BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY. TENANT HEREBY COVENANTS THAT, PRIOR TO THE FILING OF ANY SUIT FOR DIRECT AND PROXIMATE DAMAGES, IT SHALL GIVE LANDLORD AND ALL MORTGAGEES WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES OR DEED OF TRUST LIENS ON THE PROPERTY, BUILDING OR PREMISES ("LANDLORD MORTGAGEES") NOTICE AND REASONABLE TIME (NOT TO EXCEED THE SAME TIME PERIODS PROVIDED TO LANDLORD AS DESCRIBED IN THIS LEASE TO CURE ANY ALLEGED DEFAULT BY LANDLORD. NOTWITHSTANDING THE FOREGOING, ANY ACTION BROUGHT BY ONE PARTY TO THIS LEASE AGAINST THE OTHER SHALL BE COMMENCED PRIOR TO THE LATER TO OCCUR OF TWELVE (12) MONTHS FOLLOWING THE NON-DEFAULTING PARTY'S DISCOVERY OF THE OCCURRENCE OF THE ALLEGED DEFAULT HEREUNDER OR TWELVE (12) MONTHS FOLLOWING THE EXPIRATION OF THE LEASE TERM, UNLESS THE PARTIES HERETO AGREE TO EXTEND SUCH TIME IN WRITING. A PARTY'S FAILURE TO ASSERT SUCH RIGHTS WITHIN SUCH TIME FRAME SHALL BE CONSTRUED AS A WAIVER OF SUCH PARTY'S REMEDIES HEREIN.

37. Intentionally Omitted.

38. Intentionally Omitted.

39. Common Areas. During the Term of this Lease, Tenant shall have the nonexclusive right to use the Common Areas of the Building in common with Landlord and all persons, firms and corporations conducting business in the Building and their respective customers, guests, licensees, invitees (including patients and clients), subtenants, employees and agents, subject to the terms of this Lease, the rules and regulations referenced in Section 4 above and all covenants, conditions and restrictions now or hereafter affecting the Building.

40. Intentionally Omitted.

41. Parking. Landlord shall provide parking to Tenant as set forth in Exhibit G to this Lease.

42. Recorded Documents. Landlord and Tenant shall each comply with all recorded covenants, conditions, and restrictions affecting the Property, as of the date of full execution and delivery of this Lease, as same apply to Landlord and/or Tenant; provided, however, that Landlord shall comply with any such recorded covenants, conditions, and restrictions on behalf of Tenant to the extent that the same are more burdensome or restrictive on Tenant than the terms and conditions of this Lease.

43. Food Service. Nothing in this Lease shall prohibit or restrict Tenant from conducting in-house food service and retail service from the Premises primarily for the benefit of Tenant and Tenant's employees, however, Tenant's in-house food service and retail service shall be limited to vending machines and microwaves. Tenant shall, however, at all times be entitled to utilize outside food service vendors for occasional take-in, deliveries and catering.

44. Approvals. Except as may otherwise expressly be provided herein, wherever in this Lease the consent or approval of Landlord or Tenant is required, such approval or consent shall not unreasonably be withheld, conditioned or delayed. This provision is subject to express provisions of this Lease which stipulate what constitutes reasonable withholding of consent.

45. Communications and Computer Lines. Tenant may install, maintain, replace, remove or use any communications or computer wires and cables (collectively, the "Lines") at the Property in or serving the Premises, provided that (i) Tenant will use existing conduit to the extent available and an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Property, as determined in Landlord's reasonable opinion, (ii) the Lines therefor (including riser cables) shall be appropriately insulated to prevent excessive electromagnetic fields or radiation, and shall be surrounded by a protective conduit reasonably acceptable to Landlord, (iii) any new or existing Lines servicing the Premises shall comply with all Applicable Laws, and (iv) Tenant shall pay all costs in connection therewith. Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which are installed in violation of these provisions.

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                                       -27-

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease in multiple original counterparts as of the day and year first above written.

WITNESS/ATTEST                LANDLORD:

                              KOLL CENTER IRVINE NUMBER TWO, L.L.C.,
                              a Delaware limited liability company

                              By: Connecticut General Life Insurance Company,
By:                               a specially chartered Connecticut corporation,
   --------------------------     Its:  Member and Manager
   Name:
        ---------------------
   Title:                         By:  CIGNA Investments, Inc.,
         --------------------          a Delaware corporation,
By:                                    Its:  Authorized Agent
   --------------------------
   Name:
        ---------------------
   Title:
         --------------------     By:
                                       -----------------------------------------
                                       Ann Marie O'Rourke
                                       Vice President

                              By:  Transwestern Koll Center, L.L.C.,
                                   a Delaware limited liability company
                                   Its:  Member and Manager

                                  By:
                                       -----------------------------------------
                                       Randal S. Bessolo, Managing Director

                              TENANT:

                              NEW CENTURY MORTGAGE CORPORATION,
                              a Delaware corporation

                              By:
                                   ---------------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                         ---------------------------------------



                                       -28-